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Filed Pursuant to Rule 424(b)(2)
Registration No. 333-116241

The information in this pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This pricing supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JANUARY 18, 2006

PRICING SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED JUNE 25, 2004
TO PROSPECTUS DATED JUNE 17, 2004

$

Credit Suisse (USA), Inc.

Four-Year Contingent Protection Securities
due January 29, 2010
Linked to the S&P 500® Index

Issuer:	Credit Suisse (USA), Inc.
Maturity Date:	January 29, 2010
Coupon:	We will not pay interest on the securities being offered by this pricing supplement.
Valuation Dates:	The valuation dates for the final index level will be the five index business days immediately preceding, and including, January 26, 2010, which will be the final valuation date, subject to postponement if a market disruption event occurs on a valuation date.
Underlying Index:	The index return will be based on the performance of the S&P 500® Index during the term of the securities.
Redemption Amount:	You will receive a redemption amount in cash at maturity that will equal the principal amount of the securities you hold multiplied by the sum of 1 plus the index return, calculated as set forth below. If at all times during the term of the securities the level of the S&P 500® Index remains above 75% of the initial index level, which will be the closing level of the S&P 500® Index on , , the day the securities are priced for initial sale to the public, the index return will equal the greater of (i) 10% and (ii) any percentage increase in the level of the S&P 500® Index. In this case, you will participate in any appreciation in the S&P 500® Index over the term of the securities and will receive an amount equal to at least 110% of the principal amount of your securities at maturity. If at any time during the term of the securities the level of the S&P 500® Index falls to or below 75% of the initial index level, the index return will equal the actual percentage increase or decrease in the level of the S&P 500® Index. In this case, you will participate in any appreciation or depreciation in the level of the S&P 500® Index, but you will no longer be assured of receiving an amount equal to at least the principal amount of your securities at maturity and you could receive nothing. This will be the case if at any time during the term of the securities the level of the S&P 500® Index falls to or below 75% of the initial index level, even if it later exceeds 75% of the initial index level or is above 75% of the initial index level at maturity. The initial index level is , and 75% of the initial index level expressed numerically is .

Investing in the securities involves risks. See "Risk Factors" beginning on page PS-11.

	Price to the Public	Underwriting Discounts and Commissions	Proceeds to the Company
Per Security	$	$	$
Total	$	$	$

        Delivery of the securities in book-entry form only will be made through The Depository Trust Company on or about January      , 2006. The securities will be issued in minimum denominations of $10,000 and integral multiples of $1,000 in excess of that amount.

Credit Suisse

The date of this pricing supplement is January      , 2006.

        You should rely only on the information contained in this document or to which we refer you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

        We are offering the securities for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of this pricing supplement and the accompanying prospectus supplement and prospectus and the offering of the securities in some jurisdictions may be restricted by law. If you possess this pricing supplement and the accompanying prospectus supplement and prospectus, you should find out about and observe these restrictions. This pricing supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the "Underwriting" section of this pricing supplement.

        In this pricing supplement and accompanying prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to "we", "us" and "our" are to Credit Suisse (USA), Inc. and its consolidated subsidiaries, and references to "dollars" and "$" are to United States dollars.

        "Standard & Poor's®", "S&P®", "S&P 500®", "S&P 500® Index", "Standard & Poor's 500" and "500" are trademarks of Standard & Poor's Corporation, or S&P, and have been licensed for use by Credit Suisse (USA), Inc. and its affiliates, as licensee.

SUMMARY

        The following is a summary of the terms of the securities and factors that you should consider before deciding to invest in the securities. You should read this pricing supplement and the accompanying prospectus supplement and prospectus carefully to understand fully the terms of the securities and other considerations that are important in making a decision about investing in the securities. You should, in particular, review the "Risk Factors" section, which sets forth a number of risks related to the securities. All of the information set forth below is qualified in its entirety by the detailed explanations set forth elsewhere in this pricing supplement and the accompanying prospectus supplement and prospectus.

What are the Four-Year Contingent Protection Securities?

        The Four-Year Contingent Protection Securities, or the securities, are medium-term notes issued by us, the return on which is linked to the performance of the S&P 500® Index. You will receive a redemption amount in cash at maturity that will equal the principal amount of the securities you hold multiplied by the sum of 1 plus the index return, calculated as set forth below. If at all times during the term of the securities the level of the S&P 500® Index remains above 75% of the initial index level, which will be the closing level of the S&P 500® Index on                  ,                   , the day the securities are priced for initial sale to the public, the index return will equal the greater of (i) 10% and (ii) any percentage increase in the level of the S&P 500® Index from the initial index level. In this case, you will participate in any appreciation in the S&P 500® Index over the term of the securities and will receive an amount equal to at least 110% of the principal amount of your securities at maturity. If at any time during the term of the securities the level of the S&P 500® Index falls to or below 75% of the initial index level, the index return will equal the actual percentage increase or decrease in the level of the S&P 500® Index from the initial index level. In this case, you will participate in any appreciation or depreciation in the level of the S&P 500® Index, but you will no longer be assured of receiving an amount equal to at least the principal amount of your securities at maturity and you could receive nothing. This will be the case if at any time during the term of the securities the level of the S&P 500® Index falls to or below 75% of the initial index level, even if it later exceeds 75% of the initial index level or is above 75% of the initial index level at maturity. The initial index level is            , and 75% of the initial index level expressed numerically is            . For a description of how the redemption amount at maturity will be calculated, please refer to "How is the redemption amount calculated?" on page PS-5 and "Description of the Securities—Redemption amount" on page PS-17.

        The securities are linked to the S&P 500® Index, which is designed to measure the performance of the broad U.S. domestic economy through the changes in aggregate market value of 500 stocks representing all major U.S. industries.

Are there risks involved in investing in the securities?

        An investment in the securities involves risks. The significant risks are described in more detail in "Risk Factors" beginning on page PS-11. Some of these risks are summarized below.

        If on any day during the term of the securities the S&P 500® Index falls to or below 75% of the initial index level, you will no longer be assured of receiving an amount equal to at least the principal amount of your securities, and you could lose your entire investment in the securities, at maturity, and you will bear the full effect of any depreciation in the S&P 500® Index.

        You are assured of receiving at least 110% of the principal amount of the securities at maturity only if the level of the S&P 500® Index remains above 75% of the initial index level at all times after the securities are issued. If, on any day during the term of the securities, the level of the S&P 500® Index falls to or below 75% of the initial index level, a decline of 25% or more from the initial index level, you will no longer be assured of receiving an amount equal to at least the principal amount of your securities, and you could lose your entire investment in the securities, at maturity, even if the level of the S&P 500® Index subsequently increases above 75% of the initial index level prior to maturity, and you will be fully exposed to any decline in the level of the S&P 500® Index. Consequently, if at maturity the final index level, which will equal the arithmetic average of the closing level of the S&P 500® Index on the valuation dates, is less than the initial index level, you will receive less at maturity than the principal amount of the securities, and you could receive nothing.

        The yield on the securities may be lower than the return on an ordinary debt security with a similar maturity.

        We will not pay interest on the securities. You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including our debt securities, since the redemption amount at maturity is based on the appreciation or depreciation of the S&P 500® Index and whether it remains above 75% of the initial index level for the term of the securities. Because the redemption amount due at maturity may be less than the principal amount of the securities, the return on the securities (the effective yield to maturity) may be negative. Even if it is positive, the return payable on each security may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

Will I receive interest on the securities?

        You will not receive any interest payments on the securities for the term of the securities.

Will I receive any dividend payments on, or have shareholder rights in, the stocks comprising the S&P 500® Index?

        As a holder of the securities, you will not receive any dividend payments or other distributions on the stocks comprising the S&P 500® Index or have voting or any other rights that holders of the stocks comprising the S&P 500® Index may have.

Will there be an active trading market in the securities?

        The securities will not be listed on any securities exchange. Accordingly, there is no assurance that a liquid trading market will develop for the securities. Credit Suisse Securities (USA) LLC currently intends to make a market in the securities, although it is not required to do so and may stop making a market at any time.

        If you have to sell your securities prior to maturity, you may have to sell them at a substantial loss.

What are the U.S. federal income tax consequences of investing in the securities?

        Please refer to "Certain United States Federal Income Tax Considerations" on page PS-26 for a discussion of certain U.S. federal income tax considerations for making an investment in the securities.

Who publishes the S&P 500® Index and what does it measure?

        The S&P 500® Index is published by S&P. The S&P 500® Index is a capitalization-weighted index, meaning that each underlying stock's weight in the index is based on its total market capitalization. The level of the S&P 500® Index does not reflect the value of dividend payments or other distributions on the stocks comprising the S&P 500® Index. The S&P 500® Index is designed to measure performance of the broad U.S. domestic economy through changes in the aggregate market value of 500 stocks representing all major U.S. industries.

        As of December 31, 2005, the 500 companies included in the S&P 500® Index were divided into 10 Global Industry Classification Sectors. The Global Industry Classification Sectors included (with the number of companies currently included in such sectors indicated in parentheses): Consumer Discretionary (90), Consumer Staples (39), Energy (29), Financials (84), Health Care (57), Industrials

(53), Information Technology (77), Materials (31), Telecommunication Services (8) and Utilities (32). S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above.

        The securities included in the S&P 500® Index are evaluated on an annual basis. However, the composition of the S&P 500® Index is examined quarterly and such examination may result in changes in the stocks comprising the S&P 500® Index. Changes in the stocks comprising the S&P 500® Index may also occur from time to time when, for example, S&P determines that a company or companies included in the S&P 500® Index are involved in mergers, acquisitions or restructurings such that they no longer meet the criteria for inclusion.

        The level of the S&P 500® Index can be found in a variety of publicly available sources.

How has the S&P 500® Index performed historically?

        A table containing the annual appreciation or depreciation of the S&P 500® Index for each year from and including the year ending December 31, 2001 has been provided in the section "The S&P 500® Index—Historical performance of the S&P 500® Index" in this pricing supplement. Past performance is not necessarily indicative of how the S&P 500® Index will perform in the future.

How is the redemption amount calculated?

        The redemption amount at maturity will equal an amount in dollars per security determined in accordance with the following formula:

Redemption Amount = Principal Amount × (1 + Index Return)

The index return is expressed as a percentage and is calculated as follows:

  •
  If at all times during the term of the securities the level of the S&P 500® Index remains above 75% of the initial index level, the index return will be the greater of:

(a)	10%; and

(b)	[	Final Index Level—Initial Index Level Initial Index Level	]

Thus, in the event that the level of the S&P 500® Index remains above 75% of the initial index level for the term of the securities, the redemption amount will equal at least 110% of the principal amount of your securities.

  •
  If on any day during the term of the securities the level of the S&P 500® Index falls to or below 75% of the initial index level, the index return will be:

[	Final Index Level—Initial Index Level Initial Index Level	]

Therefore, if on any day during the term of the securities the level of the S&P 500® Index falls to or below 75% of the initial index level, whether or not it subsequently increases above that level, the index return will be the actual percentage change in the level of the S&P 500® Index, which may be negative.

        For purposes of calculating the index return, the initial index level is              , which is the closing level of the S&P 500® Index on                        ,                         , the day the securities are priced for initial sale to the public. The final index level will equal the arithmetic average of the closing levels of the S&P 500® Index on each of the five index business days (as defined below), or valuation dates, immediately preceding, and including, January 26, 2010, subject to postponement if a market disruption event occurs. Please refer to "Description of the Securities—Redemption amount" on page PS-17 and "—Market disruption events" on page PS-18.

        "Index business day" is any day that is, or, but for the occurrence of a market disruption event (as defined below), would have been, a day on which trading is generally conducted on The Nasdaq Stock Market, the New York Stock Exchange, the Chicago Mercantile Exchange and the Chicago Board Options Exchange for stocks underlying the S&P 500® Index; other than a day on which any of these exchanges is scheduled to close prior to its regular weekday closing time.

        "Business day" is a day, other than a Saturday, Sunday, or a day on which banking institutions in the city of New York, New York, are generally authorized or obligated by law or executive order to close.

What are some hypothetical redemption amounts at maturity of the securities?

        Because the return on the securities depends upon whether the S&P 500® Index remains above 75% of the initial index level during the term of the securities and on the increase or decrease in the S&P 500® Index from the initial index level to the final index level, it is not possible to present a complete range of possible redemption amounts at maturity for the securities. The tables below set forth a sampling of hypothetical redemption amounts for the securities at maturity.

If the S&P 500® Index remains above 75% of the initial index level during the term of the securities

Principal Amount of Securities	Percentage Difference Between Initial Index Level and Final Index Level	Redemption Amount at Maturity
$1,000	-20%	$1,100
$1,000	-15%	$1,100
$1,000	-10%	$1,100
$1,000	-5%	$1,100
$1,000	0%	$1,100
$1,000	5%	$1,100
$1,000	10%	$1,100
$1,000	15%	$1,150
$1,000	20%	$1,200
$1,000	25%	$1,250
$1,000	30%	$1,300
$1,000	35%	$1,350
$1,000	40%	$1,400
$1,000	45%	$1,450
$1,000	50%	$1,500

If the S&P 500® Index falls to or below 75% of the initial index level at any time during the term of the securities

Principal Amount of Securities	Percentage Difference Between Initial Index Level and Final Index Level	Redemption Amount at Maturity
$1,000	-100%	$0
$1,000	-90%	$100
$1,000	-80%	$200
$1,000	-70%	$300
$1,000	-60%	$400
$1,000	-50%	$500
$1,000	-40%	$600
$1,000	-30%	$700
$1,000	-20%	$800
$1,000	-10%	$900
$1,000	0%	$1,000
$1,000	10%	$1,100
$1,000	20%	$1,200
$1,000	30%	$1,300
$1,000	40%	$1,400
$1,000	50%	$1,500
$1,000	60%	$1,600
$1,000	70%	$1,700
$1,000	80%	$1,800
$1,000	90%	$1,900
$1,000	100%	$2,000

        These examples are for illustration purposes only. The actual index return will depend on the performance of the S&P 500® Index during the term of the securities, the initial index level and the final index level determined by the calculation agent as provided in this pricing supplement.

Examples of hypothetical redemption amounts of the securities

        The following are illustrative examples of how the redemption amount would be calculated with hypothetical index levels that remain above or fall to or below 75% of the initial index level. Each of the examples assumes that the initial investment in the securities is $10,000 and that the initial index level is 1.0. The actual index levels will be determined throughout the term of the securities. The actual final index level will be the arithmetic average of the index levels on the five index business days immediately preceding, and including, January 26, 2010, as further described herein.

If the S&P 500® Index remains above 75% of the initial index level during the term of the securities

Example 1: Increase of 5% between the initial index level and the final index level

        Because the level of the S&P 500® Index remained above 75% of the initial index level during the term of the securities, the redemption amount is calculated as follows:

  Determination of index return

Index Return =	Greater of (1) .10 and (2) ((final index level – initial index level) / initial index level)
Greater of (1) .10 and (2) ((1.05 – 1.0) / 1.0)
Greater of (1) .10 and (2) (0.05/1.0)
Greater of (1) .10 and (2) .05
Index Return =	0.10

  Determination of redemption amount

Redemption Amount =	Principal * (1.0 + index return)
$10,000 * (1.0 + .10)
Redemption Amount =	$11,000

Example 2: Increase of 50% between the initial index level and the final index level

        Because the level of the S&P 500® Index remained above 75% of the initial index level during the term of the securities, the redemption amount is calculated as follows:

  Determination of index return

Index Return =	Greater of (1) .10 and (2) ((final index level – initial index level) / initial index level)
Greater of (1) .10 and (2) ((1.5 – 1.0) / 1.0)
Greater of (1) .10 and (2) (0.5/1.0)
Greater of (1) .10 and (2) .50
Index Return =	0.50

  Determination of redemption amount

Redemption Amount =	Principal * (1.0 + index return)
$10,000 * (1.0 + .50)
Redemption Amount=	$15,000

Example 3: Decrease of 20% between the initial index level and the final index level

        Because the level of the S&P 500® Index remained above 75% of the initial index level during the term of the securities, the redemption amount is calculated as follows:

  Determination of index return

Index Return =	Greater of (1) .10 and (2) ((final index level – initial index level) / initial index level)
Greater of (1) .10 and (2) ((.08 – 1.0) / 1.0)
Greater of (1) .10 and (2) (-.20/1.0)
Greater of (1) .10 and (2) -.20
Index Return =	0.10

  Determination of redemption amount

Redemption Amount =	Principal * (1.0 + index return)
$10,000 * (1.0 + .10)
Redemption Amount =	$11,000

If the S&P 500® Index falls to or below 75% of the initial index level at any time during the term of the securities

Example 1: Increase of 5% between the initial index level and the final index level

        Because the level of the S&P 500® Index fell to or below 75% of the initial index level during the term of the securities, the redemption amount is calculated as follows:

  Determination of index return

Index Return =	(final index level – initial index level) / initial index level
(1.05 – 1.0) / 1.0
0.05/1.0
Index Return =	0.05

  Determination of redemption amount

Redemption Amount =	Principal * (1.0 + index return)
$10,000 * (1.0 + .05)
Redemption Amount =	$10,500

Example 2: Increase of 50% between the initial index level and the final index level

        Because the level of the S&P 500® Index fell to or below 75% of the initial index level during the term of the securities, the redemption amount is calculated as follows:

  Determination of index return

Index Return =	(final index level – initial index level) / initial index level
(1.50 – 1.0)/1.0
0.50/1.0
Index Return =	0.50

  Determination of redemption amount

Redemption Amount =	Principal * (1.0 + index return)
$10,000 * (1.0 + .50)
Redemption Amount =	$15,000

Example 3: Decrease of 90% between the initial index level and the final index level

        Because the level of the S&P 500® Index fell to or below 75% of the initial index level during the term of the securities, the redemption amount is calculated as follows:

  Determination of index return

Index Return =	(final index level – initial index level) / initial index level
(.01 – 1.0)/1.0
-0.90/1.0
Index Return =	-0.90

  Determination of redemption amount

Redemption Amount =	Principal * (1.0 + index return)
$10,000 * (1.0 - 0.90)
Redemption Amount =	$1,000

RISK FACTORS

        A purchase of the securities involves risks. This section describes significant risks relating to the securities. We urge you to read the following information about these risks, together with the other information in this pricing supplement and the accompanying prospectus supplement and prospectus, before investing in the securities.

If on any day during the term of the securities the S&P 500® Index falls to or below 75% of the initial index level, you will no longer be assured of receiving an amount equal to at least 110% of the principal amount of your securities at maturity and you will bear the full effect of any depreciation in the S&P 500® Index

        You are assured of receiving at least 110% of the amount you invested in the securities at maturity only if the level of the S&P 500® Index remains above 75% of the initial index level for the term of the securities. If on any day during the term of the securities the level of the S&P 500® Index falls to or below 75% of the initial index level, you will no longer be assured of receiving an amount equal to at least 110% of the principal amount of your securities at maturity, even if the level of the S&P 500® Index subsequently increases above 75% of the initial index level prior to maturity, and you will be fully exposed to any decline in the level of the S&P 500® Index. Consequently, if at maturity the final index level is less than the initial index level, you will receive less at maturity than the principal amount of the securities, and you could receive nothing.

The yield on the securities may be lower than the return on an ordinary debt security with similar maturity

        We will not pay interest on the securities. You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including our debt securities, since the redemption amount at maturity is based on the appreciation or depreciation of the S&P 500® Index and whether it remains above 75% of the initial index level for the term of the securities. Because the redemption amount due at maturity may be less than the amount originally invested in the securities, the return on the securities (the effective yield to maturity) may be negative. Even if it is positive, the return payable on each security may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

An investment in the securities is not the same as an investment in the stocks underlying the S&P 500® Index

        The payment of dividends on the stocks which comprise, or underlie, the S&P 500® Index has no effect on the calculation of the index level for the S&P 500® Index. Therefore, the return on your investment based on the percentage change in the S&P 500® Index is not the same as the total return based on the purchase of those underlying stocks held for a similar period.

There may be little or no secondary market for the securities

        The securities will not be lised on any securities exchange. We cannot assure you that a secondary market for the securities will develop. Credit Suisse Securities (USA) LLC currently intends to make a market in the securities, although it is not required to do so and may stop making a market at any time. If you have to sell your securities prior to maturity, you may have to sell them at a substantial loss.

You have no recourse to S&P or to the issuers of the stocks comprising the S&P 500® Index

        You will have no rights against S&P as the sponsor of the S&P 500® Index or against any issuer of a stock comprising the S&P 500® Index. The securities are not sponsored, endorsed, sold or promoted by S&P or by any such issuer. Neither S&P nor any such issuer has passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. Neither S&P nor any such issuer makes any representation or warranty, express or implied, to you or any member of the public regarding the advisability of investing in securities generally or the securities particularly, or the ability of the S&P 500® Index to track general stock performance. S&P's only relationship to us is in the licensing of the S&P 500®, S&P 500® Index and S&P trademarks or service marks, and certain trade names of S&P and the use of the S&P 500® Index, which is determined, composed and calculated by S&P without regard to us or the securities. S&P has no obligation to take our needs or your needs into consideration in determining, composing or calculating the S&P 500® Index. Neither S&P nor any issuer of a stock comprising the S&P 500® Index is responsible for, and none of them has participated in the determination of, the timing, prices or quantities of the securities to be issued or in the determination or calculation of the equation by which the redemption amount of the securities is to be determined. Neither S&P nor any such issuer has any liability in connection with the administration, marketing or trading of the securities.

The United States federal income tax consequences of the securities are uncertain

        No ruling is being requested from the Internal Revenue Service, or the IRS, with respect to the securities. We cannot assure you that the IRS or any court will agree with the tax treatment described under "Certain United States Federal Income Tax Considerations" in this pricing supplement.

The market price of the securities may be influenced by many unpredictable factors

        Many factors, most of which are beyond our control, will influence the value of the securities and the price at which Credit Suisse Securities (USA) LLC may be willing to purchase or sell the securities in the secondary market, including:

  •
  The current level of the S&P 500® Index.

  •
  Interest and yield rates in the market.

  •
  The volatility of the S&P 500® Index.

  •
  Economic, financial, political and regulatory or judicial events that affect the securities underlying the S&P 500® Index or stock markets generally and that may affect the appreciation of the S&P 500® Index.

  •
  The time remaining to the maturity of the securities.

  •
  The dividend rate on the stocks underlying the S&P 500® Index.

  •
  Credit Suisse (USA), Inc.'s creditworthiness.

        Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

Historical performance of the S&P 500® Index is not indicative of future performance

        The future performance of the S&P 500® Index cannot be predicted based on its historical performance. We cannot guarantee that the level of the S&P 500® Index will increase or that you will not receive at maturity an amount substantially less than the amount you invested in the securities, including losing your entire investment.

Adjustments to the S&P 500® Index could adversely affect the securities

        S&P is responsible for calculating and maintaining the S&P 500® Index. S&P can add, delete or substitute the stocks underlying the S&P 500® Index or make other methodological changes that could change the value of the S&P 500® Index at any time. S&P may discontinue or suspend calculation or dissemination of the S&P 500® Index. If one or more of these events occurs, the calculation of the redemption amount at maturity will be adjusted to reflect such event or events, and any of these events could adversely affect the redemption amount at maturity and/or the market value of the securities. Please refer to "Description of the Securities—Adjustments to the calculation of the S&P 500® Index".

There may be potential conflicts of interest

        We, Credit Suisse Securities (USA) LLC and/or any other affiliate may from time to time buy or sell stocks underlying the S&P 500® Index or derivative instruments related to the S&P 500® Index for our or their own accounts in connection with our or their normal business practices. Although we do not expect them to, these transactions could affect the price of such stocks or the value of the S&P 500® Index, and thus affect the market price of the securities. See "Use of Proceeds and Hedging".

        In addition, because Credit Suisse International, which is initially acting as the calculation agent for the securities, is an affiliate of ours, potential conflicts of interest may exist between the calculation agent and you, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to you.

        Finally, we and our affiliates may, now or in the future, engage in business with the issuers of the stocks underlying the S&P 500® Index, including providing advisory services. These services could include investment banking and mergers and acquisitions advisory services. These activities could present a conflict of interest between us or our affiliates and you. We or our affiliates have also published and expect to continue to publish research reports regarding some or all of the issuers of the stocks comprising the S&P 500® Index. This research is modified periodically without notice and may express opinions or provide recommendations that may affect the market price of the stocks comprising the S&P 500® Index and/or the level of the S&P 500® Index and, consequently, the market price of the securities.

A market disruption event may postpone the calculation of the final level of the S&P 500® Index or the maturity date

        If the calculation agent determines that a market disruption event exists on any valuation date, then such valuation date will be postponed to the first succeeding index business day on which the calculation agent determines that no market disruption event exists, unless the calculation agent determines that a market disruption event exists on each of the five index business days immediately following that valuation date. In that case, the fifth index business day after that original scheduled valuation date will be deemed to be the valuation date for for that day, notwithstanding the existence of a market disruption event, and the calculation agent will determine the closing level of the S&P 500® Index for such valuation date on that fifth succeeding index business day. The final index level will be calculated as the arithmetic average of the closing levels of the S&P 500® Index on each of the five valuation dates (whether or not postponed).

        In the event that a market disruption event exists on any valuation date, the maturity date of the securities will be the later of January 29, 2010 and the fifth index business day following the day on which the closing level of the S&P 500® Index for the fifth and final valulation date is calculated. Consequently, the existence of a market disruption event could result in a postponement of the maturity date, but no interest or other payment will be payable because of such postponement.

        Please refer to "Description of the Securities—Maturity date" on page PS-17 and "—Market disruption events" on page PS-18.

CREDIT SUISSE (USA), INC.

        We are a leading integrated investment bank serving institutional, corporate, government and high-net-worth clients. We provide our clients with a broad range of products and services that include securities underwriting, sales and trading, financial advisory services, alternative investments, full-service brokerage services, derivatives and risk management products, asset management and investment research. We are the product of a business combination. On November 3, 2000, Credit Suisse Group, or CSG, acquired Donaldson, Lufkin & Jenrette, Inc., or DLJ. CSG is a global financial services company providing a comprehensive range of banking, investment banking, asset management and insurance products and services. Credit Suisse Securities (USA) LLC, CSG's principal U.S. registered broker-dealer subsidiary (formerly known as Credit Suisse First Boston Corporation and Credit Suisse First Boston LLC), became a subsidiary of DLJ, and DLJ changed its name to Credit Suisse First Boston (USA), Inc., which was subsequently renamed Credit Suisse (USA), Inc. We are now part of the Credit Suisse division of CSG.

        For further information about our company, we refer you to the accompanying prospectus and the documents referred to under "Incorporation by Reference" on page PS-30 of this pricing supplement and "Where You Can Find More Information" on page 2 of the accompanying prospectus.

USE OF PROCEEDS AND HEDGING

        The net proceeds from this offering will be approximately $                  , after deducting underlying discounts and commissions and certain offering expenses. We intend to use the net proceeds for our general corporate purposes, which may include the rationalization of our debt capital structure. We may also use some or all of the net proceeds from the offering of the securities to hedge our obligations under the securities.

        One or more of our affiliates before and following the issuance of the securities may acquire or dispose of futures contracts or other derivatives or synthetic instruments related to the S&P 500® Index or its components to hedge our obligations under the securities. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor affecting the level of the S&P 500® Index. There can be no assurance that the level of the S&P 500® Index will not be affected by such hedging activities.

        From time to time after issuance and prior to the maturity of the securities, depending on market conditions (including the level of the S&P 500® Index), in connection with hedging certain of the risks associated with the securities, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in futures contracts or other derivative or synthetic instruments related to the S&P 500® Index or its components. In addition, we or one or more of our affiliates may take positions in other types of financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a long hedge position in the S&P 500® Index or its components, we or such affiliates may liquidate a portion of those holdings at or about the time of the maturity of the securities. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates' hedging activities will not be limited to any particular securities exchange or market.

        The original issue price of the securities will include the commissions paid to Credit Suisse Securities (USA) LLC with respect to the securities and the cost of hedging our obligations under the securities. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

DESCRIPTION OF THE SECURITIES

        This description of the terms of the securities adds information to the description of the general terms and provisions of debt securities in the accompanying prospectus supplement and prospectus. If this description differs in any way from the description in the accompanying prospectus supplement and prospectus, you should rely on this description.

General

        We will issue the securities under an indenture, dated as of June 1, 2001, between us and JPMorgan Chase Bank, as trustee. The indenture is more fully described under "Description of Debt Securities" on page 5 of the accompanying prospectus. The securities will be an issue of medium-term notes of the type described under "Description of Notes" on page S-3 of the accompanying prospectus supplement.

        The securities are being issued in an aggregate principal amount of $                  , and will mature on January 29, 2010 subject to postponement if a market disruption event exists on a valuation date. The securities will be issued in one or more fully registered global securities in denominations of $10,000 or integral multiples of $1,000 greater than $10,000. The securities will not be entitled to the benefit of any mandatory sinking fund.

        The securities will be our unsecured obligations and will rank prior to all of our subordinated indebtedness and on an equal basis with all of our other senior unsecured indebtedness.

        You will receive a redemption amount in cash at maturity that will equal the principal amount of the securities you hold multiplied by the sum of 1 plus the index return, calculated as set forth below. If at all times during the term of the securities the level of the S&P 500® Index remains above 75% of the initial index level, which will be the closing level of the S&P 500® Index on          ,          , the day the securities are priced for initial sale to the public, the index return will equal the greater of (i) 10% and (ii) any percentage increase in the level of the S&P 500® Index from the initial index level. In this case, you will participate in any appreciation in the S&P 500® Index over the term of the securities and will receive an amount equal to at least 110% of the principal amount of your securities at maturity. If at any time during the term of the securities the level of the S&P 500® Index falls to or below 75% of the initial index level, the index return will equal the actual percentage increase or decrease in the level of the S&P 500® Index from the initial index level. In this case, you will participate in any appreciation or depreciation in the level of the S&P 500® Index, but you will no longer be assured of receiving an amount equal to at least the principal amount of your securities at maturity and you could receive nothing. This will be the case if at any time during the term of the securities the level of the S&P 500® Index falls to or below 75% of the initial index level, even if it later exceeds 75% of the initial index level or is above 75% of the initial index level at maturity. The initial index level is            , and 75% of the initial index level expressed numerically is .

        We may, without your consent, increase the outstanding principal amount of the securities in the future, on the same terms and conditions and with the same CUSIP number as the securities being offered hereby, as more fully described in "—Further issues" below.

        The securities will not be listed on any securities exchange.

Interest

        We will not pay you interest or other amounts during the term of the securities.

Redemption at the option of the holder; Defeasance

        The securities are not subject to redemption at the option of any holder prior to maturity and are not subject to the defeasance provisions described in the accompanying prospectus under "Description of Debt Securities—Defeasance".

Maturity Date

        The maturity date of the securities is January 29, 2010; however, if a market disruption event exists on any valuation date, as determined by the calculation agent, the maturity date will be the later of January 29, 2010 and the fifth index business day following the day on which the closing level for the S&P 500® Index for the fifth and final valuation date is calculated. Please refer to "—Market disruption events" below. No interest or other payment will be payable because of any postponement of the maturity date.

Redemption at maturity

        Unless purchased by us and cancelled, each security will be redeemed on the maturity date at the cash redemption amount described below.

Redemption amount

        We will redeem the securities at maturity for a redemption amount in cash that will equal the principal amount of the securities multiplied by the sum of 1 plus the index return.

        The index return is based on the difference between the final index level and the initial index level, expressed as a percentage. How the index return will be calculated depends on whether the S&P 500® Index remains above 75% of the initial index level for the term of the securities:

  •
  If at all times during the term of the securities the level of the S&P 500® Index remains above 75% of the initial index level, the index return will be the greater of:

(a)	10%; and

(b)	[	Final Index Level—Initial Index Level Initial Index Level	]

Thus, in the event that the level of the S&P 500® Index remains above 75% of the initial index level for the term of the securities, the redemption amount will equal at least 110% of the principal amount of your securities.

  •
  If on any day during the term of the securities the level of the S&P 500® Index falls to or below 75% of the initial index level, the index return will be:

[	Final Index Level—Initial Index Level Initial Index Level	]

Therefore, if on any day during the term of the securities the level of the S&P 500® Index falls to or below 75% of the initial index level, whether or not it subsequently increases above that level, the index return will be the actual percentage change in the level of the S&P 500® Index, which may be negative.

        The initial index level is            . The final index level will equal the arithmetic average of the closing levels of the S&P 500® Index on each of the five valuation dates, subject to the provisions described in "—Market disruption events" below.

        The closing level of the S&P 500® Index will, on any index business day, be the level of the S&P 500® Index determined by the calculation agent as of the valuation time, which is the time at which S&P calculates the closing level of the S&P 500® Index on such index business day, as calculated and published by S&P, subject to the provisions described under "—Adjustments to the calculation of the S&P 500® Index" below.

        A market disruption event is, in respect of the S&P 500® Index, the occurrence or existence on any index business day during the one-half hour period that ends at the relevant valuation time, of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) on (a) The Nasdaq Stock Market and/or the New York Stock Exchange in securities that comprise 20% or more of the level of the S&P 500® Index based on a comparison of (1) the portion of the level of the S&P 500® Index attributable to each security in which trading is, in the determination of the calculation agent, materially suspended or materially limited relative to (2) the overall level of the S&P 500® Index, in the case of (1) or (2) immediately before that suspension or limitation; (b) the Chicago Mercantile Exchange and/or the Chicago Board Options Exchange in options contracts on the S&P 500® Index; or (c) the Chicago Mercantile Exchange and/or the Chicago Board Options Exchange in futures contracts on the S&P 500® Index; in the case of (a), (b) or (c) if, in the determination of the calculation agent, such suspension or limitation is material.

Market Disruption Events

        If the calculation agent determines that on any valuation date a market disruption event exists, then such valuation date will be postponed to the first succeeding index business day on which the calculation agent determines that no market disruption event exists, unless the calculation agent determines that a market disruption event exists on each of the five index business days immediately following that valuation date. In that case, (a) the fifth succeeding index business day after the original valuation date will be deemed to be that valuation date, notwithstanding the market disruption event, and (b) the calculation agent will determine the closing level of the S&P 500® index for that particular valuation date on the deemed valuation date in accordance with the formula for and method of calculating the S&P 500® Index last in effect prior to the commencement of the market disruption event using exchange traded prices on The Nasdaq Stock Market and/or the New York Stock Exchange (as determined by the calculation agent in its sole and absolute discretion) or, if trading in any security or securities comprising the S&P 500® Index has been materially suspended or materially limited, its good faith estimate of the prices that would have prevailed on The Nasdaq Stock Market and/or the New York Stock Exchange (as determined by the calculation agent in its sole and absolute discretion) but for the suspension or limitation, as of the valuation time on the deemed valuation date, of each such security comprising the S&P 500® Index (subject to the provisions described under "—Adjustments to the calculation of the S&P 500® Index" below). The final index level will always be calculated as the arithmetic average of the closing levels of the S&P 500® Index on each of the five valuation dates (whether or not postponed).

        In the event that a market disruption event exists on any valuation date, the maturity date of the securities will be the later of January 29, 2010, and the fifth index business day following the day on which the closing level of the S&P 500® Index for the fifth and final valuation date is calculated. No interest or other payment will be payable because of any such postponement of the maturity date.

        Set forth below are some examples relating to market disruption events. These examples are for illustration purposes only and are not exhaustive.

  •
  If a market disruption event exists on the first valuation date, but not the second through the fifth valuation dates:

  •
  the closing level of the S&P 500® Index for the first valuation date will be the closing level of the S&P 500® Index at the close of the second valuation date (i.e., the first succeeding index business day on which no market disruption event exists),

  •
  the closing level of the S&P 500® Index for each of the second through the fifth valuation dates will be the closing level of the S&P 500® Index as of the close of such valuation dates, and

  •
  the final index level will be the arithmetic average of the closing levels of the S&P 500® Index for such five valuation dates and the maturity date will be January 29, 2010.

  •
  If a market disruption event does not exist on the first through the fourth valuation dates but exists on the fifth valuation date and continues for five succeeding index business days:

  •
  the closing level of the S&P 500® Index for each of the first through the fourth valuation dates will be the closing level of the S&P 500® Index as of the close of such valuation dates,

  •
  the closing level of the S&P 500® Index for the fifth valuation date will be calculated on the fifth index business day following such valuation date, notwithstanding the existence of the market disruption event, and

  •
  the final index level will be the arithmetic average of the closing levels of the S&P 500® Index for such five valuation dates, and the maturity date will be postponed until the fifth index business day following the day on which the closing level of the S&P 500® Index for the fifth and final valuation date is calculated.

  •
  If a market disruption event exists on each of the original five valuation dates and continues for five index business days thereafter:

  •
  the closing level of the S&P 500® Index for each valuation date will be calculated on the fifth index business day following such valuation date, notwithstanding the existence of the market of the disruption event, and

  •
  the final index level will be the arithmetic average of the closing levels of the S&P 500® Index for such five valuation dates, and the maturity date will be postponed until the fifth index business day following the day on which the closing level of the S&P 500® Index for the fifth and final valuation date is calculated.

Adjustments to the calculation of the S&P 500® Index

        If the S&P 500® Index is (a) not calculated and announced by S&P but is calculated and announced by a successor acceptable to the calculation agent or (b) replaced by a successor index using, in the determination of the calculation agent, the same or a substantially similar formula for and method of calculation as used in the calculation of the S&P 500® Index, then the S&P 500® Index will be deemed to be the index so calculated and announced by that successor sponsor or that successor index, as the case may be.

        Upon any selection by the calculation agent of a successor index, the calculation agent will cause notice to be furnished to us and the trustee, which will provide notice (as described in "—Notices" below) of the selection of the successor index to the registered holders of the securities.

        If (x) on or prior to any valuation date, S&P makes, in the determination of the calculation agent, a material change in the formula for or the method of calculating the S&P 500® Index or in any other way materially modifies the S&P 500® Index (other than a modification prescribed in that formula or method to maintain the S&P 500® Index in the event of changes in constituent stocks and capitalization and other routine events) or (y) on any valuation date S&P (or a successor sponsor) fails to calculate and announce the S&P 500® Index, then the calculation agent will calculate the redemption amount using, in lieu of a published level for the S&P 500® Index, the closing level for the S&P 500® Index as at the valuation time on such valuation date as determined by the calculation agent in accordance with the formula for and method of calculating the S&P 500® Index last in effect prior to that change or failure, but using only those securities that comprised the S&P 500® Index immediately prior to that change or failure. Notice of adjustment of the S&P 500® Index will be provided as described in "—Notices" below.

Purchases

        We may at any time purchase any securities, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

        Upon the purchase and surrender for cancellation of any securities by us such securities will be cancelled by the trustee.

Events of default and acceleration

        In case an event of default (as defined in the accompanying prospectus) with respect to any securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (in accordance with the acceleration provisions set forth in the accompanying prospectus) will be determined by the calculation agent and will equal, for each security, the redemption amount calculated as if the final valuation date for the final index level was the date of acceleration.

Book-Entry, delivery and form

        We will issue the securities in the form of one or more fully registered global securities, or the global securities, in denominations of $10,000 or integral multiples of $1,000 greater than $10,000. We will deposit the global securities with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the global securities in the name of Cede & Co., DTC's nominee. Your beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.

        Except as set forth in the accompanying prospectus under "Description of Debt Securities—Book Entry System," the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        As long as the securities are represented by the global securities, we will pay the redemption amount on the securities to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform

Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Calculation Agent

        The calculation agent is Credit Suisse International, an affiliate of ours. The calculations and determinations of the calculation agent will be final and binding upon all parties (except in the case of manifest error). The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise. The calculation agent will not act as your agent. You will not be entitled to make any claim against us and/or the calculation agent in the case where S&P or the distributor of the S&P 500® Index will have made any error, omission or other incorrect statement in connection with the calculation and public announcement of the S&P 500® Index. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. Please refer to "Risk Factors—There may be potential conflicts of interest".

Further Issues

        We may from time to time, without notice to or the consent of the registered holders of the securities, create and issue further securities ranking on an equal basis with the securities being offered hereby in all respects. Such further securities will be consolidated and form a single series with the securities being offered hereby and will have the same terms as to status, redemption or otherwise as the securities being offered hereby.

Notices

        Notices to holders of the securities will be made by first class mail, postage prepaid, to the registered holders.

THE S&P 500® INDEX

        Unless otherwise stated, we have derived all information regarding the S&P 500® Index provided in this pricing supplement, including its composition, method of calculation and changes in components, from Standard & Poor's ("S&P"), publicly available sources and other sources we believe to be reliable. Such information reflects the policies of, and is subject to change by, S&P. S&P is under no obligation to continue to publish, and may discontinue or suspend the publication of, the S&P 500® Index at any time. We do not assume any responsibility for the accuracy or completeness of any information relating to the S&P 500® Index.

        As of December 31, 2005, the common stocks of 425 of the 500 companies included in the S&P 500® Index were listed on the New York Stock Exchange ("NYSE"). As of December 30, 2005, the aggregate market value of the 500 companies included in the S&P 500® Index represented approximately 73% of the market value of S&P's internal database of over 6,985 equities. S&P chooses companies for inclusion in the S&P 500® Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock composition of the NYSE, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company.

        As of December 31, 2005, the 500 companies included in the S&P 500® Index were divided into 10 Global Industry Classification Sectors. The Global Industry Classification Sectors included (with the number of companies currently included in such sectors indicated in parentheses): Consumer Discretionary (90), Consumer Staples (39), Energy (29), Financials (84), Health Care (57), Industrials (53), Information Technology (77), Materials (31), Telecommunication Services (8) and Utilities (32). S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above.

Computation of the S&P 500® Index

        On March 21, 2005, S&P began to calculate the S&P 500® Index based on a half float-adjusted formula, and on September 16, 2005, S&P completed the full float adjustment of the S&P 500® Index. S&P's criteria for selecting stocks for the S&P 500® Index were not changed by the shift to float adjustment. However, the adjustment affects each company's weight in the S&P 500® Index (i.e., its market value).

        Under float adjustment, the share counts used in calculating the S&P 500® Index reflect only those shares that are available to investors and not all of a company's outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

  •
  holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners or leveraged buyout groups;

  •
  holdings by government entities, including all levels of government in the United States or foreign countries; and

  •
  holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans or other investment vehicles associated with and controlled by the company.

        However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted count of shares to be used in the S&P 500® Index calculation. Mutual funds, investment advisory firms, pension funds or foundations not associated with the company and investment funds in insurance companies, shares of a United States company traded in Canada as "exchangeable shares," shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

        For each stock, an investable weight factor ("IWF") is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. The float-adjusted index will then be calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P will calculate the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

        The S&P 500® Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500® Index reflects the total market value of all 500 S&P 500 component stocks relative to the S&P 500® Index's base period of 1941-43 (the "base period"). An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

        The actual total market value of the S&P 500 component stocks during the base period has been set equal to an indexed value of 10. This is often indicated by the notation 1941-43=10. In practice, the daily calculation of the S&P 500® Index is computed by dividing the total market value of the S&P 500 component stocks by a number called the index divisor. By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the S&P 500® Index, it is the only link to the original base period level of the S&P 500® Index. The index divisor keeps the S&P 500® Index comparable over time and is the manipulation point for all adjustments to the S&P 500® Index ("index maintenance").

        Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spinoffs.

        To prevent the level of the S&P 500® Index from changing due to corporate actions, all corporate actions which affect the total market value of the S&P 500® Index require an index divisor adjustment. By adjusting the index divisor for the change in total market value, the level of the S&P 500® Index remains constant. This helps maintain the level of the S&P 500® Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500® Index does not reflect the corporate actions of individual companies in the S&P 500® Index. All index divisor adjustments are made after the close of trading. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500® Index and do not require index divisor adjustments.

License Agreement with S&P 500® Index

        We and S&P are parties to a non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use indices owned and published by S&P in connection with certain securities, including these securities. The license agreement between S&P and us provides that language substantially the same as the following language must be stated in this pricing supplement:

    "Standard & Poor's®", "S&P®", "S&P 500®", "Standard & Poor's 500" and "500" are trademarks of Standard & Poor's Corporation and have been licensed for use by us and our affiliates, as licensee.

    The securities are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P 500® Index to track general stock market performance. S&P's only relationship to us is the licensing of certain trademarks and trade names of S&P and of the S&P 500® Index which is determined, composed and calculated by S&P without regard to us or the securities. S&P has no obligation to take the needs of the licensee or the owners of the securities into consideration in determining, composing or calculating the S&P 500® Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at or quantities of the securities to be issued, sold, purchased, written or entered into by the licensee or in the determination of the coupon rate or the conditions under which it is payable. S&P has no obligation or liability in connection with the administration, marketing or trading of the securities.

    S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Historical performance of the S&P 500® Index

        The following table sets forth the published high and low closing levels of the S&P 500® Index during each calendar quarter from January 1, 2001 through January 12, 2006. The closing level of the S&P 500® Index on January 12, 2006 was 1286.06. We obtained the index levels and other information below from Bloomberg Financial Markets, without independent verification. You should not take the historical levels of the S&P 500® Index as an indication of future performance of the S&P 500® Index or the securities. We cannot give you any assurance that the levels of the S&P 500® Index will increase over the term of the securities.

	Low	High	Close		Low	High	Close
2001				2004
First Quarter	1117.58	1373.73	1160.33	First Quarter	1091.33	1157.76	1126.21
Second Quarter	1103.25	1312.83	1224.42	Second Quarter	1084.10	1150.57	1140.84
Third Quarter	965.80	1236.72	1040.94	Third Quarter	1063.23	1129.30	1114.58
Fourth Quarter	1038.55	1170.35	1148.08	Fourth Quarter	1094.81	1213.55	1211.92
2002				2005
First Quarter	1080.17	1172.51	1147.39	First Quarter	1163.75	1225.31	1180.59
Second Quarter	973.53	1146.54	989.82	Second Quarter	1137.50	1216.96	1191.33
Third Quarter	797.70	989.03	815.28	Third Quarter	1194.44	1245.04	1228.81
Fourth Quarter	776.76	938.87	879.82	Fourth Quarter	1176.84	1272.74	1248.29
2003				2006
First Quarter	800.73	931.66	848.18	First Quarter	1268.80	1294.18	1286.06
Second Quarter	858.48	1011.66	974.50	(through January 12, 2006)
Third Quarter	965.46	1039.58	995.97
Fourth Quarter	1018.22	1111.92	1111.92

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain United States federal income tax consequences of owning and disposing of securities that may be relevant to holders of securities that acquire their securities from us as part of the original issuance of the securities. This discussion applies only to holders that hold their securities as capital assets within the meaning of the Internal Revenue Code (the "Code"). Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are a:

  •
  financial institution,

  •
  mutual fund,

  •
  tax-exempt organization,

  •
  insurance company,

  •
  dealer in securities or foreign currencies,

  •
  person (including traders in securities) using a mark-to-market method of accounting,

  •
  person who holds securities as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or

  •
  an entity that is treated as a partnership for U.S. federal income tax purposes.

        The discussion is based upon the Code, law, regulations, rulings and decisions in effect as of the date of this prospectus supplement, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the "IRS") has been or will be sought as to the U.S. federal income tax consequences of the ownership and disposition of securities, and the following discussion is not binding on the IRS.

        For purposes of this discussion, the term "U.S. holder" means (1) a person who is a citizen or resident of the United States, (2) a corporation created or organized in or under the laws of the United States or any state thereof or the district of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (4) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership holds securities, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding securities, you should consult your tax advisor regarding the tax consequences to you from the partnership's purchase, ownership and disposition of the securities.

        You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of securities, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

        IRS CIRCULAR 230 REQUIRES THAT WE INFORM YOU THAT ANY TAX STATEMENT HEREIN REGARDING ANY US FEDERAL TAX IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY PENALTIES. ANY SUCH STATEMENT HEREIN WAS WRITTEN TO SUPPORT THE MARKETING OR PROMOTION OF THE TRANSACTION(S) OR MATTER(S) TO WHICH THE STATEMENT RELATES. A PROSPECTIVE INVESTOR (INCLUDING A TAX-EXEMPT INVESTOR) IN THE SECURITIES SHOULD CONSULT ITS OWN TAX ADVISOR IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

U.S. Holders Generally

        The treatment of the securities for U.S. federal income tax purposes is uncertain. The Issuer intends to treat the securities as a prepaid, cash-settled financial contract, with respect to the stocks that comprise the S&P 500 Index, that is eligible for open transaction treatment for U.S. federal income tax purposes, and the terms of your securities require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat your securities for all tax purposes in accordance with such characterization. If your securities are so treated, you should recognize capital gain or loss upon the maturity of your securities (or upon your sale, exchange or other disposition of your securities prior to their maturity) in an amount equal to the difference between the amount realized at such time and your tax basis in the securities. In addition, your tax basis in your securities would generally be equal to the price you paid for them. Capital gain of a noncorporate U.S. holder is generally subject to tax at a maximum rate of 15% if the property is held for more than one year.

        The characterization of the securities as prepaid financial contracts as described above is not free from doubt and it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above. For example, the IRS might assert that the securities constitute "contingent payment debt instruments" that are subject to special tax rules governing the recognition of income over the term of your securities. If the securities were to be treated as contingent debt, you would be required to include in income on an economic accrual basis over the term of the securities an amount of interest that is based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your securities, or the comparable yield. The amount of interest that you would be required to include in income on a current basis would not be matched by cash distributions to you since the securities do not provide for any cash payments during their term. You would recognize gain or loss upon the sale, redemption or maturity of your securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your securities. In general, your adjusted basis in your securities would be equal to the amount you paid for your securities, increased by the amount of interest you previously accrued with respect to your securities. Any gain you recognized upon the sale, redemption or maturity of your securities would be ordinary income and any loss to the extent of interest you included in income in the current or previous taxable years in respect of your securities would be ordinary loss, and thereafter would be capital loss. The Issuer is not responsible for any adverse consequences that a purchaser may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

        You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

Non-U.S. Holders Generally

        In the case of a holder of the securities that is not a U.S. holder and has no connection with the United States other than holding its security (a "non-U.S. holder"), payments made with respect to the securities will not be subject to U.S. withholding tax, provided that such holder complies with applicable certification requirements. Any capital gain realized upon the sale or other disposition of the securities by a non-U.S. holder will generally not be subject to U.S. federal income tax if (i) such gain is not effectively connected with a U.S. trade or business of such holder and (ii) in the case of an individual, such individual is not present in the United States for 183 days or more in the taxable year of the sale or other disposition.

Backup Withholding and Information Reporting

        A holder of the securities may be subject to information reporting and to backup withholding with respect to certain amounts paid to the holder unless such holder provides a correct taxpayer identification number (or other proof of an applicable exemption) and otherwise complies with applicable requirements of the backup withholding rules.

CERTAIN ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Section 4975 of the Code impose certain requirements on (a) employee benefit plans (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (b) plans or other arrangements described in Section 4975(e)(1) of the Code subject to Section 4975 of the Code, (c) entities whose underlying assets include "plan assets" by reason of any such plan's or arrangement's investment in the entity (we refer to the foregoing collectively as Plans) and (d) persons who are fiduciaries with respect to Plans. In addition, although governmental plans and certain church plans are not subject to Section 406 of ERISA or Section 4975 of the Code, certain governmental plans may be subject to other laws that are substantially similar to those provisions, or Similar Law.

        In addition to ERISA's general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., "parties in interest" as defined in ERISA or "disqualified persons" as defined in Section 4975 of the Code (we refer to the foregoing collectively as "parties in interest") unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest who engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including Credit Suisse Securities (USA) LLC and the calculation agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

        In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase securities, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). There can be no assurance that any of these class exemptions (or any other exemption) will be available with respect to transactions involving the securities.

        Each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (i) it is neither a Plan nor a governmental plan subject to Similar Law; or (ii) its purchase, holding and subsequent disposition of such securities shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law by reason of PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or a similar exemption from a Similar Law prohibition.

        Fiduciaries of any Plans (and any governmental plans subject to Similar Law) should consult their own legal counsel before purchasing the securities. We also refer you to "ERISA" in the accompanying prospectus.

        Nothing herein shall be construed as a representation that an investment in the securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans generally or any particular Plan.

UNDERWRITING

        Under the terms and subject to the conditions contained in a distribution agreement dated June 25, 2004, as supplemented by a terms agreement dated                      , 2006, which we refer to collectively as the distribution agreement, we have agreed to sell $                   principal amount of securities to Credit Suisse Securities (USA) LLC.

        The distribution agreement provides that Credit Suisse Securities (USA) LLC is obligated to purchase all of the securities if any are purchased.

        Credit Suisse Securities (USA) LLC proposes to offer the securities at the offering price, and will receive the underwriting discounts and commissions, set forth on the cover page of this pricing supplement. Credit Suisse Securities (USA) LLC may allow the same discount on the principal amount of securities sold to other brokers/dealers. If all of the securities are not sold at the initial offering price, Credit Suisse Securities (USA) LLC may change the public offering price and the other selling terms.

        We estimate that our out-of-pocket expenses for this offering will be approximately $          .

        The securities are a new issue of securities with no established trading market. Credit Suisse Securities (USA) LLC intends to make a secondary market in the securities. Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may use this pricing supplement, together with the accompanying prospectus supplement and prospectus, in connection with offers and sales of securities related to market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, has any obligation to make a market in the securities and any broker-dealer subsidiary or affiliate that does make a market in the securities may discontinue any market-making activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of the trading market for the securities.

        Credit Suisse Securities (USA) LLC, the underwriter, is our affiliate. The offering therefore is being conducted in accordance with the applicable provisions of Section 2720 of the NASD, Inc. Conduct Rules.

        We have agreed to indemnify Credit Suisse Securities (USA) LLC against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments which Credit Suisse Securities (USA) LLC may be required to make in that respect.

        In connection with the offering, Credit Suisse Securities (USA) LLC may engage in stabilizing transactions and over-allotment transactions in accordance with Regulation M under the Exchange Act.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Over-allotment involves sales by Credit Suisse Securities (USA) LLC in excess of the principal amount of securities Credit Suisse Securities (USA) LLC is obligated to purchase, which creates a short position. Credit Suisse Securities (USA) LLC will close out any short position by purchasing securities in the open market.

        These stabilizing transactions may have the effect of raising or maintaining the market prices of the securities or preventing or retarding a decline in the market prices of the securities. As a result, the prices of the securities may be higher than the prices that might otherwise exist in the open market.

        The securities may be offered for sale in those jurisdictions in the United States where it is lawful to make such offers.

        Credit Suisse Securities (USA) LLC has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the securities directly or indirectly, or distribute this pricing supplement or the accompanying prospectus supplement and prospectus or any other offering material relating to the securities, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that it will not impose any obligations on us except as set forth in the distribution agreement.

INCORPORATION BY REFERENCE

        We file annual, quarterly and current reports and other information with the Securities and Exchange Commission, or the SEC. For information on the documents we incorporate by reference in this pricing supplement and the accompanying prospectus supplement and prospectus, we refer you to "Where You Can Find More Information" on page 2 of the accompanying prospectus.

        In addition to the documents listed in the accompanying prospectus, we incorporate by reference in this pricing supplement and the accompanying prospectus supplement and prospectus the following documents and any future documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this pricing supplement until the offering of the securities is completed:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 17, 2005;

  •
  Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2005, filed on May 11, 2005, June 30, 2005, filed on August 9, 2005 and September 30, 2005, filed on November 8, 2005; and

  •
  Our Current Reports on Form 8-K filed on February 18, 2005, April 20, 2005, May 4, 2005, May 24, 2005, June 29, 2005, August 3, 2005, August 12, 2005, and November 2, 2005.

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 17, 2004

U.S.$15,000,000,000

Credit Suisse First Boston (USA), Inc.

Medium-Term Notes

Due Nine Months or More from Date of Issue

        We may offer from time to time up to $15,000,000,000 of our medium-term notes. Each note will mature on a date nine months or more from its date of original issuance.

        The notes will bear interest at either a fixed or a floating rate. Interest will be paid on the dates stated in the applicable pricing supplement.

        The notes may be either callable by us or puttable by you, if specified in the applicable pricing supplement.

        The specific terms of each note offered will be described in the applicable pricing supplement, and the terms may differ from those described in this prospectus supplement.

        Investing in the notes may involve risk. See "Foreign Currency Risks" on page S-22 and "Business—Certain Factors that May Affect Our Results of Operations" in our Annual Report on Form 10-K, which is incorporated by reference.

	Price to Public	Agent's Commissions or Discounts(1)	Proceeds to Company
Per Note	100%	.125%-.750%	99.875%-99.250%
Total(2)	$15,000,000,000	$18,750,000-$112,500,000	$14,981,250,000-$14,887,500,000
(1)
Commissions with respect to notes with a stated maturity more than thirty years from date of issue will be negotiated at the time of sale.

(2)
Or the equivalent in other currencies or currency units.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or any accompanying prospectus or pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse First Boston

The date of this prospectus supplement is June 25, 2004.

DESCRIPTION OF NOTES

General

        The notes will be direct, unsecured and unsubordinated obligations of Credit Suisse First Boston (USA), Inc. The following description of the particular terms of the notes offered by this prospectus supplement (referred to in the accompanying prospectus as the debt securities or the senior debt securities) supplements the description of the general terms and provisions of the senior debt securities set forth in the accompanying prospectus, which description you should also read. If this description differs in any way from the description in the accompanying prospectus, you should rely on this description. Unless we specify otherwise in the applicable pricing supplement, the notes will have the terms described below.

        We will issue the notes under an indenture dated as of June 1, 2001 between us and JPMorgan Chase Bank, as trustee. The following summaries of certain provisions of the indenture do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the indenture, including the definitions in the indenture of certain terms.

        We will use this prospectus supplement and any pricing supplement in connection with the offer and sale from time to time of notes in an aggregate initial public offering price of up to U.S.$15,000,000,000 or its equivalent in other currencies, currency units or composite currencies (or, if any notes are issued at original issue discount, we will use the initial offering price of those notes in calculating the aggregate principal amount of notes offered by this prospectus supplement). The aggregate principal amount of notes we may offer with this prospectus supplement will be reduced as a result of the sale by us of other securities from time to time as described in the accompanying prospectus. We refer you to "Plan of Distribution" in this prospectus supplement and in the accompanying prospectus.

        The pricing supplement relating to a note will describe the following terms:

  •
  the currency or currency unit in which the note is denominated and, if different, the currency or currency unit in which payments of principal and interest on the note will be made (and, if the specified currency is other than U.S. dollars, any other terms relating to that foreign currency note and the specified currency);

  •
  whether the note bears a fixed rate of interest or bears a floating rate of interest (including whether the note is a regular floating rate note, a floating rate/fixed rate note or an inverse floating rate note (each as defined below));

  •
  the issue price;

  •
  the issue date;

  •
  the maturity date;

  •
  if the note is a fixed rate note, the interest rate, if any, interest payment dates, if any, and whether we can extend the maturity of the note;

  •
  if the note is a floating rate note, the interest rate basis, the initial interest rate, the interest payment dates, the index maturity, the spread and/or spread multiplier, if any (each as defined below), and any other terms relating to the particular method of calculating the interest rate for that note;

  •
  if the note is an indexed note (as defined below), the terms relating to the particular note;

  •
  if the note is a dual currency note (as defined below), the terms relating to the particular note;

  •
  if the note is an amortizing note (as defined below), the amortization schedule and any other terms relating to the particular note;

  •
  whether the note is an original issue discount note;

  •
  whether the note may be redeemed at our option, or repaid at the option of the holder, prior to its stated maturity as described under "—Redemption at Our Option" and "—Repayment at the Noteholders' Option; Repurchase" below and, if so, the provisions relating to redemption or repayment, including, in the case of any original issue discount notes, the information necessary to determine the amount due upon redemption or repayment;

  •
  any relevant tax consequences associated with the terms of the notes which have not been described under "Certain United States Federal Income Tax Considerations" below; and

  •
  any other terms not inconsistent with the provisions of the indenture.

        Subject to the additional restrictions described under "Special Provisions Relating to Foreign Currency Notes", each note will mature on a day, nine months or more from the date of issue, as specified in the applicable pricing supplement, selected by the initial purchaser and agreed to by us. In the event that the maturity date of any note or any date fixed for redemption or repayment of any note is not a business day (as defined below), principal and interest payable at maturity or upon redemption or repayment will be paid on the next succeeding business day with the same effect as if that following business day were the date on which the payment were due. We will not pay any additional interest as a result of the delay in payment. Except as may be provided in the applicable pricing supplement and except for indexed notes, all notes will mature at par.

        We are offering the notes on a continuing basis, in denominations of $1,000 and any integral multiples of $1,000 unless otherwise specified in the applicable pricing supplement, except that notes in specified currencies other than U.S. dollars will be issued in the denominations set forth in the applicable pricing supplement. We refer you to "Special Provisions Relating to Foreign Currency Notes".

        The interest rates we will offer to pay with respect to the notes may differ depending upon, among other things, the aggregate principal amount of the notes purchased in any single transaction.

Interest and Interest Rates

        Unless otherwise specified in the applicable pricing supplement, each note will bear interest at either:

  •
  a fixed rate specified in the applicable pricing supplement; or

  •
  a floating rate specified in the applicable pricing supplement determined by reference to an interest rate basis, which may be adjusted by a spread and/or spread multiplier (each as defined below). Any floating rate note may also have either or both of the following:

  •
  a maximum interest rate limitation, or ceiling, on the rate at which interest may accrue during any interest period; and

  •
  a minimum interest rate limitation, or floor, on the rate at which interest may accrue during any interest period.

        In addition, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

        Each note will bear interest from its date of issue or from the most recent date to which interest on that note has been paid or duly provided for, at the fixed or floating rate specified in the note, until the principal amount has been paid or made available for payment. Interest will be payable on each interest payment date (except for certain original issue discount notes and except for notes originally issued between a regular record date and an interest payment date) and at maturity or on redemption or repayment, if any. Unless otherwise indicated in the applicable pricing supplement, interest payments in respect of the notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid with respect to the applicable note) to but excluding the related interest payment date or the maturity date, as the case may be.

        Interest will be payable to the person in whose name a note is registered at the close of business on the regular record date next preceding the related interest payment date, except that:

  •
  if we fail to pay the interest due on an interest payment date, the defaulted interest will be paid to the person in whose name the note is registered at the close of business on the record date we will establish for the payment of defaulted interest; and

  •
  interest payable at maturity, redemption or repayment will be payable to the person to whom principal shall be payable.

        The first payment of interest on any note originally issued between a regular record date and an interest payment date will be made on the interest payment date following the next succeeding regular record date to the registered owner on such next succeeding regular record date. We may change the interest rates and interest rate formulae from time to time, but such change will not affect any note previously issued or which we have agreed to issue but have not yet delivered.

  Fixed Rate Notes

        Each fixed rate note will bear interest at the annual rate specified in the applicable pricing supplement. The interest payment dates for fixed rate notes will be specified in the applicable pricing supplement and the regular record dates will be the fifteenth calendar day (whether or not a business day) prior to each interest payment date, unless otherwise specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date for any payment on any fixed rate note is not a business day, payment of interest, premium, if any, or principal otherwise payable on such fixed rate note will be made on the next succeeding business day. We will not pay any additional interest as a result of the delay in payment.

  Floating Rate Notes

        Unless otherwise specified in an applicable pricing supplement, floating rate notes will be issued as described below. Each applicable pricing supplement will specify certain terms with respect to which such floating rate note is being delivered, including:

  •
  whether the floating rate note is a regular floating rate note, an inverse floating rate note or a floating rate/fixed rate note;

  •
  the interest rate basis or bases;

  •
  initial interest rate;

  •
  interest reset dates;

  •
  interest reset period;

  •
  interest payment dates;

  •
  index maturity;

  •
  maximum interest rate and minimum interest rate, if any;

  •
  the spread and/or spread multiplier, if any; and

  •
  if one or more of the specified interest rate bases is LIBOR, the index currency, if any, as described below.

        Unless otherwise specified in the applicable pricing supplement, each regular record date for a floating rate note will be the fifteenth calendar day (whether or not a business day) prior to each interest payment date.

        The interest rate borne by the floating rate notes will be determined as follows:

  •
  Unless a floating rate note is designated as a "floating rate/fixed rate note" or an "inverse floating rate note", the floating rate note will be designated a "regular floating rate note" and, except as described below or in an applicable pricing supplement, will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

  •
  plus or minus the applicable spread, if any; and/or

  •
  multiplied by the applicable spread multiplier, if any.

        Unless otherwise specified in the applicable pricing supplement, commencing on the initial interest reset date, the rate at which interest on such regular floating rate note will be payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate.

  •
  If a floating rate note is designated as a "floating rate/fixed rate note", then, except as described below or in an applicable pricing supplement, the note will initially bear interest at the rate determined by reference to the applicable interest rate basis or bases:

  •
  plus or minus the applicable spread, if any; and/or

  •
  multiplied by the applicable spread multiplier, if any.

        Commencing on the initial interest reset date, the rate at which interest on the floating rate/fixed rate note will be payable shall be reset as of each interest reset date, except that:

    •
    the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate; and

    •
    the interest rate in effect commencing on, and including, the fixed rate commencement date (as specified in the applicable pricing supplement) to the maturity date will be the fixed interest rate specified in the applicable pricing supplement, or if no fixed interest rate is so specified and the floating rate/fixed rate note is still outstanding on the fixed rate commencement date, the interest rate in effect on the floating rate/fixed rate note on the day immediately preceding the fixed rate commencement date.

  •
  If a floating rate note is designated as an "inverse floating rate note", then, except as described below or in an applicable pricing supplement, the note will bear interest equal to the fixed interest rate specified in the related pricing supplement:

  •
  minus the rate determined by reference to the interest rate basis or bases;

  •
  plus or minus the applicable spread, if any; and/or

  •
  multiplied by the applicable spread multiplier, if any.

        Unless otherwise specified in the applicable pricing supplement, the interest rate on an inverse floating rate note will not be less than zero. Commencing on the initial interest reset date, the rate at which interest on such inverse floating rate note is payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate.

        Notwithstanding the foregoing, if a floating rate note is designated as having an addendum attached, the floating rate note will bear interest in accordance with the terms described in the addendum and the applicable pricing supplement. We refer you to "—Other Provisions; Addenda" below.

        Unless otherwise provided in the applicable pricing supplement, each interest rate basis will be the rate determined in accordance with the applicable provisions below. Except as set forth above or in the applicable pricing supplement, the interest rate in effect on each day will be:

  •
  if such day is an interest reset date, the interest rate as determined on the interest determination date (as defined below) immediately preceding such interest reset date; or

  •
  if such day is not an interest reset date, the interest rate determined on the interest determination date immediately preceding the next preceding interest reset date.

        Except for the fixed rate period described above for floating rate/fixed rate notes, interest on floating rate notes will be determined by reference to an interest rate basis, which may be one or more of:

  •
  the CD rate;

  •
  the Commercial Paper rate;

  •
  the Federal Funds rate;

  •
  LIBOR;

  •
  the Prime rate;

  •
  the Treasury rate; or

  •
  any other interest rate basis or interest rate formula described in the applicable pricing supplement.

        The "spread" is the number of basis points to be added to or subtracted from the related interest rate basis or bases applicable to a floating rate note. The "spread multiplier" is the percentage of the related interest rate basis or bases applicable to a floating rate note by which such interest rate basis or bases will be multiplied to determine the applicable interest rate on such floating rate note. The "index maturity" is the period to maturity of the instrument or obligation with respect to which the interest rate basis or bases will be calculated. We may change the spread, spread multiplier, index maturity and other variable terms of the floating rate notes from time to time, but such change will not affect any floating rate note previously issued or as to which an offer has been accepted by us.

        Each applicable pricing supplement will specify whether the rate of interest on the related floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually, annually or such other specified interest reset period and the dates on which such interest rate will be reset. Unless otherwise specified in the applicable pricing supplement, the interest reset date will be, in the case of floating rate notes which reset:

  •
  daily, each business day;

  •
  weekly, a business day that occurs in each week as specified in the applicable pricing supplement (with the exception of weekly reset Treasury rate notes, which will reset the Tuesday of each week except as specified below);

  •
  monthly, a business day that occurs in each month as specified in the applicable pricing supplement;

  •
  quarterly, a business day that occurs in each third month as specified in the applicable pricing supplement;

  •
  semi-annually, a business day that occurs in each of two months of each year as specified in the applicable pricing supplement; and

  •
  annually, a business day that occurs in one month of each year as specified in the applicable pricing supplement.

        If any interest reset date for any floating rate note would otherwise be a day that is not a business day, that interest reset date will be postponed to the next succeeding day that is a business day, except that in the case of a floating rate note as to which LIBOR is an applicable interest rate basis, if that business day falls in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

        The term "business day" means, unless otherwise specified in the applicable pricing supplement, any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York and any other place of payment with respect to the applicable notes and:

  •
  with respect to LIBOR notes, "business day" will also require a London business day;

  •
  with respect to notes denominated in euro, "business day" will also require a day on which the TransEuropean Real-Time Gross Settlement Express Transfer (TARGET) System is in place; and

  •
  with respect to notes denominated in a specified currency other than U.S. dollars or euro, "business day" will not include a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in the principal financial center of the country of the specified currency.

        "London business day" means, with respect to LIBOR notes denominated in any currency specified in the applicable pricing supplement, any day on which dealings in that currency are transacted in the London interbank market.

        Except as provided below or in an applicable pricing supplement, interest will be payable on the maturity date and in the case of floating rate notes which reset:

  •
  daily, weekly or monthly, on a business day that occurs in each month as specified in the applicable pricing supplement;

  •
  quarterly, on a business day that occurs in each third month as specified in the applicable pricing supplement;

  •
  semi-annually, on a business day that occurs in each of two months of each year as specified in the applicable pricing supplement; and

  •
  annually, on a business day that occurs in one month of each year as specified in the applicable pricing supplement.

        If any interest payment date for any floating rate note would otherwise be a day that is not a business day, that interest payment date will be the next succeeding day that is a business day, and we will not pay any additional interest as a result of the delay in payment, except that if a note is a

LIBOR note and if the next business day falls in the next succeeding calendar month, the interest payment date will be the immediately preceding business day. If the maturity date of a floating rate note falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, and we will not pay any additional interest for the period from and after the maturity date.

        All percentages resulting from any calculation on floating rate notes will be to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 5.876545% (or .05876545) would be rounded to 5.87655% (or .0587655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

        With respect to each floating rate note, accrued interest is calculated by multiplying its face amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day from and including the later of (a) the date of issue and (b) the last day to which interest has been paid or duly provided for to but excluding the last date for which accrued interest is being calculated. Unless otherwise specified in the applicable pricing supplement, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of notes for which the interest rate basis is the CD rate, the Commercial Paper rate, the Federal Funds rate, LIBOR or the Prime rate, or by the actual number of days in the year in the case of notes for which the interest rate basis is the Treasury rate. The accrued interest factor for notes for which the interest rate may be calculated with reference to two or more interest rate bases will be calculated in each period by selecting one such interest rate basis for such period in accordance with the provisions of the applicable pricing supplement.

        The interest rate applicable to each interest reset period commencing on the interest reset date with respect to that interest reset period will be the rate determined as of the "interest determination date". Unless otherwise specified in the applicable pricing supplement, the interest determination date with respect to the CD rate, the Commercial Paper rate, the Federal Funds rate and the Prime rate will be the second business day preceding each interest reset date for the related note; and the interest determination date with respect to LIBOR will be the second London business day preceding each interest reset date. With respect to the Treasury rate, unless otherwise specified in an applicable pricing supplement, the interest determination date will be the day in the week in which the related interest reset date falls on which day Treasury bills (as defined below) are normally auctioned (Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday on the week preceding the related interest reset date, the related interest determination date will be such preceding Friday; and provided, further, that if an auction falls on any interest reset date then the related interest reset date will instead be the first business day following such auction. Unless otherwise specified in the applicable pricing supplement, the interest determination date pertaining to a floating rate note, the interest rate of which is determined with reference to two or more interest rate bases, will be the latest business day which is at least two business days prior to each interest reset date for such floating rate note. Each interest rate basis will be determined and compared on such date, and the applicable interest rate will take effect on the related interest reset date, as specified in the applicable pricing supplement.

        Unless otherwise provided for in the applicable pricing supplement, JPMorgan Chase Bank will be the calculation agent and for each interest reset date will determine the interest rate with respect to any floating rate note as described below. The calculation agent will notify us, the paying agent and the trustee of each determination of the interest rate applicable to a floating rate note promptly after such determination is made. The trustee will, upon the request of the holder of any floating rate note, provide the interest rate then in effect and, if determined, the interest rate which will become effective as a result of a determination made with respect to the most recent interest determination date relating to such note. Unless otherwise specified in the applicable pricing supplement, the "calculation date", where applicable, pertaining to any interest determination date will be the earlier of (a) the tenth calendar day after that interest determination date or, if such day is not a business day, the next succeeding business day or (b) the business day preceding the applicable interest payment date or maturity date, as the case may be.

        Unless otherwise specified in the applicable pricing supplement, the calculation agent will determine the interest rate basis with respect to floating rate notes as follows:

        CD Rate Notes.    CD rate notes will bear interest at the interest rate (calculated with reference to the CD rate and the spread and/or spread multiplier, if any) specified in the CD rate notes and in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, "CD rate" means, with respect to any interest determination date relating to a CD rate note, the rate on the date for negotiable certificates of deposit having the index maturity designated in the applicable pricing supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" under the heading "CDs (secondary market)", or any successor publication or, if not so published by 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, the CD rate will be the rate on such interest determination date for negotiable certificates of deposit of the index maturity designated in the applicable pricing supplement as published by the Federal Reserve Bank of New York in its daily update of H.15 available through the world-wide web site of the Board of Governors of the Federal Reserve System at
"http:/www.federalreserve.gov/releases/H15/update" or any successor site or publication of the Board of Governors under the heading "Certificates of Deposit". If such rate is not yet published in either H.15(519) or H.15 daily update by 3:00 p.m., New York City time, on the calculation date pertaining to an interest determination date, the calculation agent will calculate the CD rate on that interest determination date, which will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest determination date, for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the index maturity designated in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time as quoted by three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the calculation agent; provided, however, that if the dealers selected as aforesaid by the calculation agent are not quoting as set forth above, the CD rate with respect to such interest determination date will be the same as the CD rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest shall be the initial interest rate).

        Commercial Paper Rate Notes.    Commercial Paper rate notes will bear interest at the interest rate (calculated with reference to the Commercial Paper rate and the spread and/or spread multiplier, if any) specified in the Commercial Paper rate notes and in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, "Commercial Paper rate" means, with respect to any interest determination date relating to a Commercial Paper rate note, the money market yield (as defined below) of the rate on that date for commercial paper having the index maturity designated in the applicable pricing supplement, as published in H.15(519), under the heading "Commercial Paper—Non-financial". In the event that the rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, then the Commercial Paper rate will be the money market yield of the rate on the interest determination date for commercial paper of the specified index maturity as published in H.15 daily update under the heading "Commercial Paper—Non-financial" (with an index maturity of one month or three months being deemed to be equivalent to an index maturity of 30 days or 90 days, respectively). If by 3:00 p.m.,

New York City time, on that calculation date the rate is not yet available in either H.15(519) or H.15 daily update, then the calculation agent will calculate the Commercial Paper rate on that interest determination date, which will be the money market yield corresponding to the arithmetic mean of the offered rates as of approximately 11:00 a.m., New York City time, on that interest determination date for commercial paper of the specified index maturity placed for a non-financial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency as quoted by three leading dealers of commercial paper in The City of New York selected by the calculation agent; provided, however, that if the dealers selected as aforesaid by the calculation agent are not quoting offered rates as set forth above, the Commercial Paper rate with respect to such interest determination date will be the same as the Commercial Paper rate for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        "Money market yield" will be a yield (expressed as a percentage) calculated in accordance with the following formula:

D×360
Money Market Yield =		× 100
360 - (D×M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the period for which interest is being calculated.

        Federal Funds Rate Notes.    Federal Funds rate notes will bear interest at the interest rate (calculated with reference to the Federal Funds rate and the spread and/or spread multiplier, if any) specified in the Federal Funds rate notes and in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, the "Federal Funds rate" means, with respect to any interest determination date relating to a Federal Funds rate note, the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (effective)", as such rate is displayed on Moneyline Telerate, Inc. (or any successor service) on page 120 (or any page which may replace such page) or, if not so published by 3:00 p.m., New York City time, on the calculation date pertaining to that interest determination date, the Federal Funds rate will be the rate on that interest determination date as published in H.15 daily update under the heading "Federal Funds (effective)". If that rate is not published in either H.15(519) or H.15 daily update by 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, the calculation agent will calculate the Federal Funds rate for that interest determination date, which will be the arithmetic mean of the rates for the last transaction in overnight United States dollar Federal Funds as of 9:00 a.m., New York City time, on such interest determination date arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the calculation agent; provided, however, that if the brokers selected as aforesaid by the calculation agent are not quoting as set forth above, the Federal Funds rate with respect to such interest determination date will be the same as the Federal Funds rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        LIBOR Notes.    LIBOR notes will bear interest at the interest rate (calculated with reference to LIBOR and the spread and/or spread multiplier, if any) specified in the LIBOR notes and in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, the calculation agent will determine "LIBOR" for each interest reset date as follows:

  •
  With respect to an interest determination date relating to a LIBOR note, LIBOR will be the rate for deposits in the London interbank market in the index currency (as defined below) having the index maturity designated in the applicable pricing supplement commencing on the second London business day immediately following such interest determination date that appears on the Designated LIBOR Page (as defined below) as of 11:00 a.m., London time, on such interest determination date. If no rate appears on the Designated LIBOR Page, LIBOR in respect of such interest determination date will be determined as if the parties had specified the rate described in the following paragraph.

  •
  With respect to an interest determination date relating to a LIBOR note to which the last sentence of the previous paragraph applies, the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, selected by the calculation agent, to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity designated in the applicable pricing supplement commencing on the second London business day immediately following such interest determination date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such interest determination date and in a principal amount that is representative for a single transaction in such index currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such interest determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. (or such other time specified in the applicable pricing supplement), in the principal financial center of the country of the specified index currency, on that interest determination date for loans made in the index currency to leading European banks having the index maturity designated in the applicable pricing supplement commencing on the second London business day immediately following such interest determination date and in a principal amount that is representative for a single transaction in that index currency in that market at such time by three major banks in such principal financial center selected by the calculation agent; provided, however, that if the banks so selected by the calculation agent are not quoting as mentioned in this sentence, LIBOR with respect to such interest determination date will be the same as LIBOR in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        "Index currency" means the currency (including currency units and composite currencies) specified in the applicable pricing supplement as the currency with respect to which LIBOR will be calculated. If no currency is specified in the applicable pricing supplement, the index currency will be U.S. dollars.

        "Designated LIBOR Page" means the display on Page 3750 (or any other page specified in the applicable pricing supplement) of Moneyline Telerate, Inc. (or any successor service) for the purpose of displaying the London interbank offered rates of major banks for the applicable index currency (or such other page as may replace that page on that service for the purpose of displaying such rates).

        Prime Rate Notes.    Prime rate notes will bear interest at the interest rate (calculated with reference to the Prime rate and the spread and/or spread multiplier, if any) specified in the Prime rate notes and in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, "Prime rate" means, with respect to any interest determination date, the rate set forth in H.15(519) for that date opposite the caption "Bank Prime Loan" or, if not published by 3:00 p.m., New York City time, on the calculation date, the rate on such interest determination date as published in H.15 daily update under the caption "Bank Prime Loan". If that rate is not yet published by 3:00 p.m., New York City time, on the calculation date pertaining to that interest determination date, the Prime rate for that interest determination date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen USPRIME1 Page (as defined below) as that bank's prime rate or base lending rate as in effect as of 11:00 a.m., New York City time, for that interest determination date as quoted on the Reuters

Screen USPRIME1 Page on that interest determination date, or, if fewer than four of these rates appear on the Reuters Screen USPRIME1 Page for that interest determination date, the rate will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least two of the three major money center banks in The City of New York selected by the calculation agent from which quotations are requested. If fewer than two quotations are provided, the calculation agent will calculate the Prime rate, which will be the arithmetic mean of the prime rates in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least $500 million and being subject to supervision or examination by federal or state authority, selected by the calculation agent to quote prime rates. "Reuters Screen USPRIME1 Page" means the display designated as the "USPRIME1" page on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

        Treasury Rate Notes.    Treasury rate notes will bear interest at the interest rate (calculated with reference to the Treasury rate and the spread and/or spread multiplier, if any) specified in the Treasury rate notes and in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, the "Treasury rate" means, with respect to any interest determination date relating to a Treasury rate note, the rate from the auction held on such interest determination date, which we refer to as the "auction", of direct obligations of the United States, which we refer to as Treasury bills, having the index maturity designated in the applicable pricing supplement under the caption "INVESTMENT RATE" on the display on Moneyline Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace such page) or page 57 (or any other page as may replace such page) or, if not so published by 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, the bond equivalent yield (as defined below) of the rate for such Treasury bills as published in H.15 daily update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High" or, if not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of such Treasury bills as announced by the U.S. Department of the Treasury. In the event that the auction rate of Treasury bills having the index maturity designated in the applicable pricing supplement is not so announced by the U.S. Department of the Treasury, or if no such auction is held, then the Treasury rate will be the bond equivalent yield of the rate on that interest determination date of Treasury bills having the index maturity designated in the applicable pricing supplement as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market" or, if not published by 3:00 p.m., New York City time, on the related calculation date, the rate on that interest determination date of such Treasury bills as published in H.15 daily update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market". In the event such rate is not published by 3:00 p.m., New York City time, on such calculation date, then the calculation agent will calculate the Treasury rate, which will be a bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such interest determination date, of three leading primary U.S. government securities dealers (which may include Credit Suisse First Boston LLC, which we refer to as the Agent) selected by the calculation agent for the issue of Treasury bills with a remaining maturity closest to the index maturity designated in the applicable pricing supplement; provided, however, that if the dealers selected by the calculation agent are not quoting bid rates as mentioned in this sentence, the Treasury rate with respect to the interest determination date will be the same as the Treasury rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        The term "bond equivalent yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

D × N × 100
Bond equivalent yield =
360 – (D × M)

where "D" refers to the applicable per annum rate for Treasury bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable interest reset period.

Indexed Notes

        Notes also may be issued with the principal amount payable at maturity or interest to be paid on the notes, or both, to be determined with reference to the price or prices of specified commodities, stocks or indices the exchange rate of a specified currency relative to one or more other currencies, currency units or composite currencies specified in a pricing supplement, or such other price or exchange rate as may be specified in such note, as set forth in a pricing supplement relating to those indexed notes. In certain cases, holders of indexed notes may receive a principal amount on the maturity date that is greater than or less than the face amount of the indexed notes, or an interest rate that is greater than or less than the stated interest rate on the indexed notes, or both, depending upon the structure of the indexed note and the relative value on the maturity date or at the relevant interest payment date, as the case may be, of the specified indexed item. However, the amount of interest or principal payable with respect to an indexed note will not be less than zero. Information as to the method for determining the principal amount payable on the maturity date, the manner of determining the interest rate, certain historical information with respect to the specified indexed item and tax considerations associated with an investment in indexed notes will be set forth in the applicable pricing supplement.

        An investment in indexed notes may be much riskier than a similar investment in conventional fixed-rate debt securities. If the interest rate of an indexed note is indexed, it may result in an interest rate that is less than that payable on conventional fixed-rate debt securities issued by us at the same time, including the possibility that no interest will be paid. If the principal amount of an indexed note is indexed, the principal amount payable at maturity may be less than the original purchase price of such indexed note, including the possibility that no principal will be paid, resulting in an entire loss of investment. Additionally, if the formula used to determine the principal amount or interest payable with respect to such indexed notes contains a multiple or leverage factor, the effect of any change in the applicable currency, commodity, stock or interest rate index may be increased. We refer you to "Foreign Currency Risks".

Dual Currency Notes

        Dual currency notes are notes as to which we have a one time option, exercisable on a specified date in whole, but not in part, with respect to all dual currency notes issued on the same day and having the same terms, of making all payments of principal, premium, if any, and interest after the exercise of such option, whether at maturity or otherwise (which payments would otherwise be made in the face amount currency of such notes specified in the applicable pricing supplement), in the optional payment currency specified in the applicable pricing supplement. The terms of the dual currency notes together with information as to the relative value of the face amount currency compared to the optional payment currency and as to tax considerations associated with an investment in dual currency notes will also be set forth in the applicable pricing supplement.

        If we elect on any option election date specified in the applicable pricing supplement to pay in the optional payment currency instead of the face amount currency, payments of interest, premium, if any, and principal made after such option election date may be worth less, at the then current exchange rate, than if we had made such payments in the face amount currency. We refer you to "Foreign Currency Risks".

Renewable Notes

        We may also issue from time to time variable rate renewable notes which will mature on an interest payment date specified in the applicable pricing supplement unless the maturity of all or a portion of the principal amount of the notes is extended in accordance with the procedures set forth in the applicable pricing supplement.

Short-Term Notes

        We may offer from time to time notes with maturities from nine months to one year. Unless otherwise indicated in the applicable pricing supplement, interest on short-term notes will be payable at maturity. Unless otherwise indicated in the applicable pricing supplement, interest on short-term notes that are floating rate notes (other than Treasury rate notes) will be computed on the basis of the actual number of days elapsed divided by 360, and interest on short-term notes that are Treasury rate notes will be computed on the basis of the actual number of days elapsed divided by a year of 365 or 366 days, as the case may be.

Extension of Maturity

        The pricing supplement will indicate whether we have the option to extend the maturity of a note (other than an amortizing note) for one or more periods up to but not beyond the final maturity date set forth in the pricing supplement. If we have that option with respect to any note (other than an amortizing note), we will describe the procedures in the applicable pricing supplement.

Amortizing Notes

        Amortizing notes are notes for which payments combining principal and interest are made in installments over the life of the note. Payments with respect to amortizing notes will be applied first to interest due and payable on the notes and then to the reduction of the unpaid principal amount of the notes. We will provide further information on the additional terms and conditions of any issue of amortizing notes in the applicable pricing supplement. A table setting forth repayment information in respect of each amortizing note will be included in the applicable pricing supplement and set forth on the notes.

Original Issue Discount Notes

        We may offer notes from time to time at an issue price (as specified in the applicable pricing supplement) that is less than 100% of the principal amount of the note (i.e., par). Original issue discount notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of an original issue discount note and par is referred to herein as the "discount". In the event of redemption, repayment or acceleration of maturity of an original issue discount note, the amount payable to the holder of an original issue discount note will be equal to the sum of (a) the issue price (increased by any accruals of discount) and, in the event of any redemption by us of such original issue discount note (if applicable), multiplied by the initial redemption percentage specified in the applicable pricing supplement (as adjusted by the initial redemption percentage reduction, if applicable) and (b) any unpaid interest on such original issue discount note accrued from the date of issue to the date of such redemption, repayment or acceleration of maturity.

        Unless otherwise specified in the applicable pricing supplement, for purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for an original issue discount note, the discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable original issue discount note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to such original issue discount note and an assumption that the maturity of such original issue discount note will not be accelerated. If the period from the date of issue to the initial interest payment date for an original issue discount note is shorter than the compounding period for such original issue discount note, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code.

        Certain original issue discount notes may not be treated as having original issue discount for federal income tax purposes, and notes other than original issue discount notes may be treated as issued with original issue discount for federal income tax purposes. We refer you to "Certain United States Federal Income Tax Considerations".

Redemption at Our Option

        Unless otherwise provided in the applicable pricing supplement, we cannot redeem the notes prior to maturity. We may redeem the notes at our option prior to the maturity date only if an "initial redemption date" is specified in the applicable pricing supplement. If so specified, we can redeem the notes at our option on any date on and after the applicable initial redemption date in whole or from time to time in part in increments of $1,000 or such other minimum denomination specified in such pricing supplement (provided that any remaining principal amount of notes will be at least $1,000 or other minimum denomination), at the applicable redemption price, together with unpaid interest accrued to the date of redemption, on notice given not more than 60 nor less than 30 calendar days prior to the date of redemption and in accordance with the provisions of the indenture. By redemption price for a note, we mean an amount equal to the initial redemption percentage specified in the applicable pricing supplement (as adjusted by the annual redemption percentage reduction specified in the pricing supplement, if applicable) multiplied by the unpaid principal amount of the note to be redeemed. The initial redemption percentage, if any, applicable to a note will decline on each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid principal amount to be redeemed. The redemption price of original issue discount notes is described above under "—Original Issue Discount Notes".

        Foreign currency notes may be subject to different restrictions on redemption. We refer you to "Special Provisions Relating to Foreign Currency Notes—Minimum Denominations, Restrictions on Maturities, Repayment and Redemption".

Repayment at the Noteholders' Option; Repurchase

        Holders may require us to repay notes prior to maturity only if one or more "optional repayment dates" are specified in the applicable pricing supplement. If so specified, we will repay notes at the option of the holders on any optional repayment date in whole or in part from time to time in increments of $1,000 or other minimum denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof will be at least $1,000 or that other minimum denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the date of repayment. A holder who wants us to repay a note prior to maturity must deliver the note, together with the form "Option to Elect Repayment" properly completed, to the trustee at its corporate trust office (or any other address that we specify in the pricing supplement or notify holders of from time to time) no more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of a repayment option by the holder will be irrevocable. The repayment price of original issue discount notes is described above under "—Original Issue Discount Notes". Notwithstanding the foregoing, we will comply with Section 14(e) under the Securities Exchange Act of 1934, as amended, or the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of ours to repurchase notes.

        Only the depositary may exercise the repayment option in respect of global notes representing book-entry notes. Accordingly, beneficial owners of global notes that desire to have all or any portion of book-entry notes represented by global notes repaid must direct the participant of the depositary through which they own their interest to direct the depositary to exercise the repayment option on their behalf by delivering the related global note and duly completed election form to the trustee as aforesaid. In order to ensure that the global note and election form are received by the trustee on a particular day, the applicable beneficial owner must so direct the participant through which it owns its interest before that participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners should consult the participants through which they own their interest for the respective deadlines of those participants. All instructions given to participants from beneficial owners of global notes relating to the option to elect repayment will be irrevocable. In addition, at the time instructions are given by a beneficial owner, the beneficial owner must cause the participant through which it owns its interest to transfer that beneficial owner's interest in the global note or notes representing the related book-entry notes, on the depositary's records, to the trustee. We refer you to "Description of Debt Securities—Book-Entry System" in the accompanying prospectus.

        Foreign currency notes may be subject to different restrictions on repayment. We refer you to "Special Provisions Relating to Foreign Currency Notes—Minimum Denominations, Restrictions on Maturities, Repayment and Redemption".

        We may at any time purchase notes at any price in the open market or otherwise. Notes purchased by us may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

Other Provisions; Addenda

        Any provisions with respect to notes, including the determination of an interest rate basis, the specification of interest rates bases, calculation of the interest rate applicable to a floating rate note, interest payment dates or any other matter relating thereto may be modified by the terms specified under "Other Provisions" on the face of the note in an addendum relating thereto, if so specified on the face thereof and in the applicable pricing supplement.

Book-Entry, Delivery and Form

        We will issue the notes in the form of one or more fully registered global certificates, or global notes, which we will deposit with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the notes in the name of Cede & Co., DTC's nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except under the circumstances described in the accompanying prospectus under the caption "Description of Debt Securities—Book-Entry System", book-entry notes will not be exchangeable for certificated notes and will not otherwise be issuable as certificated notes.

        If an issue of notes is denominated in a currency other than the U.S. dollar, we will make payments of principal and any interest in the foreign currency in which the notes are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the notes is held that it elects, in accordance with, and to the extent permitted by, the applicable pricing supplement and the relevant note, to receive payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and 12 days prior to the date for payment of principal, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account.

        For a further description of DTC's procedures regarding global securities representing book-entry notes, we refer you to "Description of Debt Securities—Book-Entry System" in the accompanying prospectus.

Governing Law

        The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

        Unless otherwise specified in the applicable pricing supplement, the following additional provisions will apply to foreign currency notes.

Payment Currency

        Unless otherwise indicated in the applicable pricing supplement, you are required to pay for foreign currency notes in the specified currency. Currently, there are limited facilities in the United States for the conversion of U.S. dollars into foreign currencies. Therefore, unless otherwise indicated in the applicable pricing supplement, the exchange rate agent we appoint and identify in the applicable pricing supplement will arrange for the conversion of U.S. dollars into the specified currency on behalf of any purchaser of a foreign currency note to enable a prospective purchaser to deliver the specified currency in payment for a foreign currency note. The exchange rate agent must receive a request for any conversion on or prior to the third business day preceding the date of delivery of the foreign currency note. You must pay all costs of currency exchange.

        Unless otherwise specified on the applicable pricing supplement or unless the holder of a foreign currency note elects to receive payments in the specified currency, payments made by us of principal of, premium, if any, and interest, if any, on a foreign currency note will be made in U.S. dollars. The U.S. dollar amount to be received by a holder will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the exchange rate agent) for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on the payment date in the aggregate amount of the specified currency payable to the holders of notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If these bid quotations are not available, payments to holders will be made in the specified currency.

        Unless otherwise specified in the applicable pricing supplement, a holder of a foreign currency note may elect to receive payment in the specified currency for all payments and need not file a separate election for each payment, and such election will remain in effect until revoked by written notice to the paying agent at its corporate trust office in The City of New York received on a date prior to the record date for the relevant interest payment date or at least 10 calendar days prior to the maturity date (or any redemption date or repayment date), as the case may be; provided, that such election is irrevocable as to the next succeeding payment to which it relates; if such election is made as to full payment on a note, the election may thereafter be revoked so long as the paying agent is notified of the revocation within the time period set forth above.

        Banks in the United States offer non-U.S. dollar-denominated checking or savings account facilities in the United States only on a limited basis. Accordingly, unless otherwise indicated in the applicable pricing supplement, payments of principal of, premium, if any, and interest, if any, on, foreign currency notes to be made in a specified currency other than U.S. dollars will be made to an account at a bank outside the United States, unless alternative arrangements are made.

        If a specified currency (other than the U.S. dollar) in which a note is denominated or payable: (a) ceases to be recognized by the government of the country which issued such currency or for the settlement of transactions by public institutions of or within the international banking community, (b) is a currency unit and such currency unit ceases to be used for the purposes for which it was established, or (c) is not available to us for making payments due to the imposition of exchange controls or other circumstances beyond our control, in each such case, as determined in good faith by us, then with respect to each date for the payment of principal of and interest, if any, on a note denominated or payable in such specified currency occurring after the last date on which such specified currency was so used, which we refer to as the conversion date, the U.S. dollar or such foreign currency or currency unit as may be specified by us, which we refer to as the substitute currency, will become the currency of payment for use on each such payment date (but such specified currency will, at our election, resume being the currency of payment on the first such payment date preceded by 15 business days during which the circumstances which gave rise to the change of currency no longer prevail, in each case, as determined in good faith by us). The substitute currency amount to be paid by us to the trustee and by the trustee or any paying agent to the holder of a note with respect to such payment date will be the currency equivalent or currency unit equivalent (each as defined below) of the specified currency as determined by the exchange rate agent (which determination will be delivered in writing to the trustee not later than the fifth business day prior to the applicable payment date) as of the conversion date or, if later, the date most recently preceding the payment date in question on which such determination is possible of performance, but not more than 15 business days before such payment date. We refer to such conversion date or date preceding a payment date as aforesaid as the valuation date. Any payment in a substitute currency under the circumstances described above will not constitute an event of default under the indenture or the notes.

        The "currency equivalent" will be determined by the exchange rate agent as of each valuation date and will be obtained by converting the specified currency (unless the specified currency is a currency unit) into the substitute currency at the market exchange rate (as defined below) on the valuation date.

        The "currency unit equivalent" will be determined by the exchange rate agent as of each valuation date and will be the sum obtained by adding together the results obtained by converting the specified amount of each initial component currency into the substitute currency at the market exchange rate on the valuation date for such component currency.

        "Component currency" means any currency which, on the conversion date, was a component currency of the relevant currency unit.

        "Market exchange rate" means, as of any date, for any currency or currency unit the noon U.S. dollar buying rate for that currency or currency unit, as the case may be, for cable transfers quoted in New York City on such date as certified for customs purposes by the Federal Reserve Bank of New York. If such rates are not available for any reason with respect to one or more currencies or currency units for which an exchange rate is required, the exchange rate agent will use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City or in the country of issue of the currency or currency unit in question, or such other quotations as the exchange rate agent will deem appropriate. Unless otherwise specified by the exchange rate agent, if there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit will be that upon which a non-resident issuer of securities designated in such currency or currency unit would, as determined in its sole discretion and without liability on the part of the exchange rate agent, purchase such currency or currency unit in order to make payments in respect of such securities.

        "Specified amount" of a component currency means the number of units (including decimals) which such component currency represented in the relevant currency unit, on the conversion date or the valuation date or the last date the currency unit was so used, whichever is later. If after such date the official unit of any component currency is altered by way of combination or subdivision, the specified amount of such component currency will be divided or multiplied in the same proportion. If after such date two or more component currencies are consolidated into a single currency, the respective specified amounts of such component currencies will be replaced by an amount in such single currency equal to the sum of the respective specified amounts of such consolidated component currencies expressed in such single currency, and such amount will thereafter be a specified amount and such single currency will thereafter be a component currency. If after such date any component currency will be divided into two or more currencies, the specified amount of such component currency will be replaced by specified amounts of such two or more currencies, the sum of which, at the market exchange rate of such two or more currencies on the date of such replacement, will be equal to the specified amount of such former component currency and such amounts will thereafter be specified amounts and such currencies will thereafter be component currencies.

        All determinations referred to above made by us or our agents will be at our or their sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on you.

        Specific information about the currency, currency unit or composite currency in which a particular foreign currency note is denominated, including historical exchange rates and a description of the currency and any exchange controls, will be set forth in the applicable pricing supplement. The information therein concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

Minimum Denominations, Restrictions on Maturities, Repayment and Redemption

        Notes denominated in specified currencies other than U.S. dollars will have the minimum denominations and will be subject to the restrictions on maturities, repayment and redemption that are set forth in the applicable pricing supplement. Any other restrictions applicable to notes denominated in specified currencies other than U.S. dollars, including restrictions related to the distribution of such notes, will be set forth in the related pricing supplement.

FOREIGN CURRENCY RISKS

        This prospectus supplement and any applicable pricing supplement do not describe all of the possible risks of an investment in notes whose payment will be made in, or affected by the value of, a foreign currency or a composite currency. You should not invest in those notes if you are not knowledgeable about foreign currency and indexed transactions. You should consult your own financial and legal advisors about such risks as such risks may change from time to time.

        We are providing the following information for the benefit of U.S. residents. If you are not a U.S. resident, you should consult your own financial and legal advisors before investing in any notes.

Exchange Rates and Exchange Controls

        A note denominated in, or affected by the value of, a currency other than U.S. dollars has additional risks that do not exist for U.S. dollar denominated notes. The most important risks are (a) possible changes in exchange rates between the U.S. dollar and the specified currency after the issuance of the note resulting from market changes in rates or from the official redenomination or revaluation of the specified currency and (b) imposition or modification of foreign exchange controls by either the U.S. government or foreign governments. Such risks generally depend on economic events, political events and the supply of, and demand for, the relevant currencies, over which we have no control.

        Exchange rates have fluctuated greatly in recent years and are likely to continue to fluctuate in the future. These fluctuations are caused by economic forces as well as political factors. However, you cannot predict future fluctuations based on past exchange rates. If the foreign currency decreases in value relative to the U.S. dollar, the yield on a foreign currency note or currency-linked indexed note for a U.S. investor will be less than the coupon rate and you may lose money at maturity or if you sell the note. In addition, you may lose all or most of your investment in a currency-linked indexed note as a result of changes in exchange rates.

        Governments often impose exchange controls which can affect exchange rates or the availability of the foreign currency to make payments of principal, premium, if any, and interest on the notes. We cannot assure that exchange controls will not restrict or prohibit payments of principal, premium, if any, or interest denominated in any specified currency.

        Even if there are no actual exchange controls, it is possible that the specified currency would not be available to us when payments on the notes are due because of circumstances beyond our control. If the specified foreign currency is not available, we will make the required payments in U.S. dollars on the basis of the market exchange rate on the date of such payment, or if such rate of exchange is not then available, on the basis of the market exchange rate as of a recent date. We refer you to "Special Provisions Relating to Foreign Currency Notes—Payment Currency". You should consult your own financial and legal advisors as to the risk of an investment in notes denominated in a currency other than your home currency.

        Any pricing supplement relating to notes having a specified currency other than U.S. dollars will contain a description of any material exchange controls affecting that currency and any other required information concerning the currency.

Foreign Currency Judgments

        The indenture and the notes are governed by New York State law. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Accordingly, if you bring a lawsuit in a New York state court or in a federal court located in New York State for payment of a foreign currency note, the court would award a judgment in the foreign currency and convert the judgment into U.S. dollars on the date of the judgment. U.S. courts located outside New York State would probably award a judgment in U.S. dollars but it is unclear what rate of exchange they would use.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in notes. This summary deals only with U.S. holders that hold notes as capital assets. It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark to market treatment, person that will hold notes as a hedge against currency risk or as a position in a "straddle" or conversion transaction, tax-exempt organization or a person whose "functional currency" is not the U.S. dollar.

        This summary is based on laws, regulations, rulings and decisions now in effect, all of which may change. Any change could apply retroactively and could affect the continued validity of this summary.

        You should consult your tax adviser about the tax consequences of holding notes, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local or other tax laws.

        You are a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the notes. You are a non-U.S. holder if you are not a United States person for U.S. federal income tax purposes.

U.S. Holder

  Payments or Accruals of Interest

        Payments or accruals of "qualified stated interest" (as defined below) on a note will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting). If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a note in a currency other than U.S. dollars, which we refer to as a foreign currency, the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment, regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, as an accrual-basis U.S. holder, you may elect to translate all interest income on foreign currency-denominated notes at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting for tax purposes, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the note.

  Purchase, Sale and Retirement of Notes

        Initially, your tax basis in a note generally will equal the cost of the note to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the note. (The rules for determining these amounts are discussed below.) If you purchase a note that is denominated in a foreign currency, the cost to you (and therefore generally your initial tax basis) will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency note is traded on an established securities market and you are a cash-basis taxpayer (or if you are an accrual-basis taxpayer that makes a special election), you will determine the U.S. dollar value of the cost of the note by translating the amount of the foreign currency that you paid for the note at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a note in respect of foreign currency-denominated original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a note, you generally will not have any taxable gain or loss as a result of the conversion or purchase.

        When you sell or exchange a note, or if a note that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued qualified stated interest, which will be subject to tax in the manner described above under "—Payments or Accruals of Interest") and your tax basis in the note. If you sell or exchange a note for a foreign currency, or receive foreign currency on the retirement of a note, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency note is disposed of or retired. If you dispose of a foreign currency note that is traded on an established securities market and you are a cash-basis U.S. holder (or if you are an accrual-basis holder that makes a special election), you will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

        The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency notes traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service.

        Except as discussed below with respect to market discount and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a note generally will be capital gain or loss. The gain or loss on the sale, exchange or retirement of a note will be long-term capital gain or loss if you have held the note for more than one year on the date of disposition. Net long-term capital gain recognized by an individual U.S. holder generally will be subject to tax at the lower rate than net short-term capital gain or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.

        Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the note. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the note.

  Original Issue Discount

        If we issue notes at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the notes multiplied by the number of full years to their maturity, the notes will be original issue discount notes. The difference between the issue price and the stated redemption price at maturity of the notes will be the "original issue discount". The "issue price" of the notes will be the first price at which a substantial amount of the notes are sold to the public (i.e., excluding sales of notes to the Agent, placement agents, wholesalers, or similar persons). The "stated redemption price at maturity" will include all payments under the notes other than payments of qualified stated interest. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by us) at least annually during the entire term of a note at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

        If you invest in an original issue discount note, you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code and certain U.S. Treasury regulations. You should be aware that, as described in greater detail below, if you invest in an original issue discount note, you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, although you may not yet have received the cash attributable to that income.

        In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an original issue discount note with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the "daily portions" of original issue discount on that note for all days during the taxable year that you own the note. The daily portions of original issue discount on an original issue discount note are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an original issue discount note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the note, the amount of original issue discount on an original issue discount note allocable to each accrual period is determined by (a) multiplying the "adjusted issue price" (as defined below) of the note at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (defined below) of the note and the denominator of which is the number of accrual periods in a year; and (b) subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

        In the case of an original issue discount note that is a floating rate note, both the "annual yield to maturity" and the qualified stated interest will be determined for these purposes as though the note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the note on its date of issue or, in the case of some floating rate notes, the rate that reflects the yield that is reasonably expected for the note. (Additional rules may apply if interest on a floating rate note is based on more than one interest index.) The "adjusted issue price" of an original issue discount note at the beginning of any accrual period will generally be the sum of its issue price (including any accrued interest) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the note in all prior accrual periods. All payments on an original issue discount note (other than qualified stated interest) will generally be viewed first as payments of previously accrued original issue discount (to the extent of the previously accrued discount), with payments considered made from the earliest accrual periods first, and then as a payment of principal. The "annual yield to maturity" of a note is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the note to equal the issue price. As a result of this "constant yield" method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an original issue discount note denominated in U.S. dollars generally will be lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

        You generally may make an irrevocable election to include in income your entire return on a note (i.e., the excess of all remaining payments to be received on the note, including payments of qualified stated interest, over the amount you paid for the note) under the constant yield method described above. If you purchase notes at a premium or market discount and if you make this election, you will also be deemed to have made the election (discussed below under "—Premium" and "—Market Discount") to amortize premium or to accrue market discount currently on a constant yield basis in respect of all other premium or market discount bonds that you hold.

        In the case of an original issue discount note that is also a foreign currency note, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (a) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above and (b) translating that foreign currency amount at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described above under "—Payments or Accruals of Interest". Because exchange rates may fluctuate, if you are the holder of an original issue discount note that is also a foreign currency note, you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar original issue discount note denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the original issue discount note), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the original issue discount note, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

        If you purchase an original issue discount note outside of the initial offering at a cost less than its remaining redemption amount (i.e., the total of all future payments to be made on the note other than payments of qualified stated interest), or if you purchase an original issue discount note in the initial offering at a price other than the note's issue price, you generally will also be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an original issue discount note at a price greater than its adjusted issue price, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price.

        Floating rate notes generally will be treated as "variable rate debt instruments" under the original issue discount regulations. Accordingly, the stated interest on a floating rate note generally will be treated as "qualified stated interest" and such a note will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate note does not qualify as a "variable rate debt instrument", the note will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a detailed description of the tax considerations relevant to U.S. holders of any such notes in the applicable pricing supplement.

        Certain original issue discount notes may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the applicable pricing supplement. Original issue discount notes containing these features may be subject to rules that differ from the general rules discussed above. If you purchase original issue discount notes with these features, you should carefully examine the pricing supplement and consult your tax adviser about their treatment since the tax consequences of original issue discount will depend, in part, on the particular terms and features of the notes.

  Short-Term Notes

        The rules described above will also generally apply to original issue discount notes with maturities of one year or less, which we refer to as short-term notes, but with some modifications.

        First, the original issue discount rules treat none of the interest on a short-term note as qualified stated interest, but treat a short-term note as having original issue discount. Thus, all short-term notes will be original issue discount notes. Except as noted below, if you are a cash-basis holder of a short-term note and you do not identify the short-term note as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the note as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the note during the period you held the note. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term note until the maturity of the note or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term note, you may elect to accrue original issue discount on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A U.S. holder using the accrual method of tax accounting and some cash method holders (including banks, securities dealers, regulated investment companies and certain trust funds) generally will be required to include original issue discount on a short-term note in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

        Second, regardless of whether you are a cash-basis or accrual-basis holder, if you are the holder of a short-term note you may elect to accrue any "acquisition discount" with respect to the note on a current basis. Acquisition discount is the excess of the remaining redemption amount of the note at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

        Finally, the market discount rules described below will not apply to short-term notes.

  Premium

        If you purchase a note at a cost greater than the note's remaining redemption amount, you will be considered to have purchased the note at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the note. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal Revenue Service. If you elect to amortize the premium, you will be required to reduce your tax basis in the note by the amount of the premium amortized during your holding period. Original issue discount notes purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency note, you should calculate the amortization of the premium in the foreign currency. Premium amortization deductions attributable to a period reduce interest income in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for interest payments in respect of that period. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency note based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the note and the exchange rate on the date the holder acquired the note. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the note. Therefore, if you do not elect to amortize premium and you hold the note to maturity, you generally will be required to treat the premium as capital loss when the note matures.

  Market Discount

        If you purchase a note at a price that is lower than the note's remaining redemption amount (or in the case of an original issue discount note, the note's adjusted issue price), by 0.25% or more of the remaining redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the note will be considered to bear "market discount" in your hands. In this case, any gain that you realize on the disposition of the note generally will be treated as ordinary interest income to the extent of the market discount that accrued on the note during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or maintained to purchase or carry the note. In general, market discount will be treated as accruing ratably over the term of the note, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency note in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the note.

        You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the note as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service. Any accrued market discount on a foreign currency note that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder's taxable year).

  Indexed Notes and Other Notes Providing for Contingent Payments

        Special rules govern the tax treatment of debt obligations that provide for contingent payments, which we refer to as contingent debt obligations. These rules generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. We will provide a detailed description of the tax considerations relevant to U.S. holders of any contingent debt obligations in the applicable pricing supplement.

Non-U.S. Holder

        Under present United States federal tax law, and subject to the discussion below concerning backup withholding:

          (a)   Payments of principal and interest on a note to you will not be subject to the 30% U.S. federal withholding tax, provided that:

    •
    you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and are not a controlled foreign corporation related to us through stock ownership; and

    •
    you provide a statement signed under penalties of perjury that includes your name and address and certify that you are a non-U.S. holder in compliance with applicable requirements by completing a Form W-8BEN, or otherwise satisfy documentary evidence requirements for establishing that you are a non-U.S. holder.

          (b)   You will not be subject to U.S. federal income tax on any gain realized on the sale, exchange or retirement of the note unless the gain is effectively connected with your trade or business in the United States or, in the case of an individual, the holder is present in the United States for 183 days or more in the taxable year in which the sale, exchange or retirement occurs and certain other conditions are met. In the case that you are subject to U.S. federal income taxation on a net basis in respect of the note, you will generally be taxable under the same rules that govern the taxation of a U.S. holder.

Information Reporting and Backup Withholding

        The paying agent must file information returns with the Internal Revenue Service in connection with note payments made to certain United States persons. If you are a United States person, you generally will not be subject to a United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the notes. If you are a non-U.S. holder, you may have to comply with certification procedures to establish that you are a non-U.S. holder in order to avoid information reporting and backup withholding tax requirements.

        Information reporting and backup withholding requirements will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a foreign broker, provided that such broker:

  •
  derives less than 50% of its gross income for particular period from the conduct of a trade or business in the United States;

  •
  is not a controlled foreign corporation for U.S. federal income tax purposes; and

  •
  is not a foreign partnership that, at any time during its taxable year, is 50% or more, by income or capital interest, owned by U.S. holders or is engaged in the conduct of a U.S. trade or business.

        Payment of the proceeds of the sale of a note effected outside the United States by a foreign office of any other broker will not be subject to backup withholding tax, but will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of a sale of a note by the U.S. office of a broker will be subject to information reporting requirements and backup withholding tax unless the beneficial owner certifies its non-U.S. status under penalties of perjury or otherwise establishes an exemption.

        Any amounts withheld under the backup withholding rules may be allowed as a credit against the holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

EUROPEAN UNION DIRECTIVE ON
TAXATION OF SAVINGS INCOME

        On June 3, 2003, the Council of the European Union adopted a directive on the taxation of savings income. Subject to a number of important conditions being met, it is proposed that member states of the European Union will be required from a date not earlier than January 1, 2005 to provide to the tax authorities of other member states details of payments of interest and other similar income paid by a person to an individual in another member state, except that Belgium, Luxembourg and Austria will instead impose a withholding system for a transitional period unless during such period they elect otherwise.

        You should consult your own tax advisors regarding the adoption and application of the directive.

PLAN OF DISTRIBUTION

        Under the terms of the distribution agreement dated June 25, 2004, we are offering the notes on a continuing basis through the Agent, Credit Suisse First Boston LLC, which has agreed to use its reasonable efforts to solicit purchases of the notes. Except as otherwise agreed by us and the Agent with respect to a particular note, we will pay the Agent a commission ranging from 0.125% to 0.750% of the principal amount of each note, depending on its maturity, sold through the Agent. We will have the sole right to accept offers to purchase notes and may reject any offer in whole or in part. The Agent shall have the right, in its sole discretion, to reject any offer to purchase notes received by it, in whole or in part, that it reasonably considers to be unacceptable.

        We also may sell notes to the Agent, acting as principal, at a discount or concession to be agreed upon at the time of sale, for resale to one or more investors or other purchasers at a fixed offering price or at varying prices related to prevailing market prices at the time of such resale or otherwise, as determined by the Agent and specified in the applicable pricing supplement. The Agent may offer the notes it has purchased as principal to other dealers. The Agent may sell notes to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by the Agent from us. Unless otherwise indicated in the applicable pricing supplement, any note sold to the Agent as principal will be purchased by the Agent at a price equal to 100% of the principal amount less a percentage equal to the commission applicable to any agency sale of a note of identical maturity, and may be resold by the Agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions as described above. After the initial public offering of notes to be resold to investors and other purchasers, the public offering price, concession and discount may be changed.

        We may also sell notes directly to investors (other than broker-dealers) in those jurisdictions in which we are permitted to do so. We will not pay any commission on any notes we sell directly.

        We may appoint, from time to time, one or more additional agents with respect to particular notes or with respect to the notes in general, acting either as agent or principal, on substantially the same terms as those applicable to sales of notes to or through Credit Suisse First Boston LLC pursuant to the distribution agreement.

        We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

        Each purchaser of a note will arrange for payment as instructed by the Agent. The Agent is required to deliver the proceeds of the notes to us in immediately available funds, to a bank designated by us in accordance with the terms of the distribution agreement, on the date of settlement.

        We estimate that the total expenses for the offering, excluding underwriting commissions or discounts will be approximately $2,414,200.

        The Agent, whether acting as agent or principal, may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended, or the Securities Act. We have agreed to indemnify the Agent against liabilities under the Securities Act, or contribute to payment which the Agent may be required to make in that respect. We have also agreed to reimburse the Agent for certain expenses.

        No note will have an established trading market when issued. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on a national securities exchange in the United States. We have been advised that Credit Suisse First Boston LLC intends to make a market in the notes, as permitted by applicable laws and regulation. Credit Suisse First Boston LLC is not obligated to do so, however, and may discontinue making a market at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.

        Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse First Boston LLC, may use this prospectus supplement, together with the accompanying prospectus and applicable pricing supplement, in connection with offers and sales of notes related to market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse First Boston LLC, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker-dealer subsidiaries and affiliates, including Credit Suisse First Boston LLC, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries and affiliates has any obligation to make a market in the notes and may discontinue any market-making activities at any time without notice, at its sole discretion.

        Credit Suisse First Boston LLC, one of our wholly-owned subsidiaries, is our affiliate. The offering therefore is being conducted in accordance with the applicable provisions of Section 2720 of the National Association of Securities Dealers, Inc. Conduct Rules.

        No action has been or will be taken by us or the Agent that would permit a public offering of the notes or possession or distribution of this prospectus supplement and the accompanying prospectus or any pricing supplement in any jurisdiction other than the United States except in accordance with the distribution agreement.

        Concurrently with the offering of the notes through the Agent as described in this prospectus supplement, we may issue other securities from time to time as described in the accompanying prospectus. Other securities so issued may reduce correspondingly the maximum aggregate principal amount of notes that may be offered by this prospectus supplement and the accompanying prospectus. We refer you to "Description of Notes".

        The Agent and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business.

U.S. $15,000,000,000

Credit Suisse First Boston (USA), Inc.

Debt Securities
Warrants

        We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

        We will not use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement.

        Unless we state otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement or pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse First Boston

The date of this prospectus is June 17, 2004.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $15,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information".

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC and which is incorporated by reference will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which will be incorporated by reference until we sell all of the securities described in this prospectus:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2003;

  •
  our Quarterly Report on Form 10-Q for the period ended March 31, 2004 filed on May 12, 2004; and

  •
  our Current Reports on Form 8-K filed on February 12, 2004, May 5, 2004, May 12, 2004, May 20, 2004 and June 4, 2004.

        You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

Credit Suisse First Boston (USA), Inc.
Eleven Madison Avenue
New York, New York 10010
Attention: Corporate Secretary
(212) 325-2000

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

        We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part that include the form of underwriting agreement, a copy of the senior indenture and the form of subordinated indenture. You should read the exhibits carefully for provisions that may be important to you.

FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words "believes", "expects", "anticipates", "intends", "plans", "estimates" or similar expressions.

        Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements, including those described in this prospectus and any prospectus supplement or pricing supplement and the information incorporated by reference in this prospectus. We do not have any intention or obligation to update forward-looking statements after we distribute this prospectus except as otherwise required by applicable law.

USE OF PROCEEDS

        Unless we tell you otherwise in a prospectus supplement, we will use the net proceeds from the sale of these securities for general corporate purposes, including refinancing existing indebtedness.
We may also invest the net proceeds temporarily in short-term securities.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratios of earnings to fixed charges for the periods indicated.

			Year Ended December 31,
	Three Months Ended March 31, 2004
			2003	2002		2001		2000		1999
Ratio of earnings to fixed charges(1)	1.26	(2)	1.12	0.91	(3)	0.95	(4)	0.74	(5)	1.18

(1)
For the purpose of calculating the ratio of earnings to fixed charges, (a) earnings consist of income (loss) from continuing operations before provision (benefit) for income taxes, minority interests, discontinued operations, extraordinary items and cumulative effect of change in accounting principle and (b) fixed charges consist of interest expenses and one-third of rental expense, which is deemed representative of an interest factor.

(2)
The ratio of earnings to fixed charges includes the increase in net revenues as a result of our consolidation under Financial Accounting Standards Board Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities," as subsequently modified by FIN 46R, "Consolidation of Variable Interest Entities—an Interpretation of ARB 51," of certain private equity funds but excludes the offset that was recorded in minority interests.

(3)
The dollar amount of the deficiency in the ratio of earnings to fixed charges was $481 million for the year ended December 31, 2002.

(4)
The dollar amount of the deficiency in the ratio of earnings to fixed charges was $464 million for the year ended December 31, 2001.

(5)
The dollar amount of the deficiency in the ratio of earnings to fixed charges was $1.8 billion for the year ended December 31, 2000.

CREDIT SUISSE FIRST BOSTON (USA), INC.

        We are a leading integrated investment bank serving institutional, corporate, government and high-net-worth individual clients. We provide our clients with a broad range of products and services that include securities underwriting, sales and trading, financial advisory services, private equity investments, full service brokerage services, derivatives and risk management products and investment research. We are the product of a business combination. On November 3, 2000, Credit Suisse Group, or CSG, acquired Donaldson, Lufkin & Jenrette, Inc., or DLJ. CSG is a global financial services company providing a comprehensive range of insurance, banking and investment banking products. Credit Suisse First Boston LLC, CSG's principal U.S. registered broker-dealer subsidiary (formerly known as Credit Suisse First Boston Corporation), became a subsidiary of DLJ, and DLJ changed its name to Credit Suisse First Boston (USA), Inc. We are now part of the Credit Suisse First Boston business unit, or CSFB, of CSG.

        Our principal executive offices are located at Eleven Madison Avenue, New York, New York 10010, and our telephone number is (212) 325-2000.

        All references to "we" or "us" in this prospectus are to Credit Suisse First Boston (USA), Inc.

DESCRIPTION OF DEBT SECURITIES

        We may issue either senior debt securities or subordinated debt securities. Senior debt securities and subordinated debt securities will be issued in one or more series under either the senior indenture or the subordinated indenture, as the case may be, between us and JPMorgan Chase Bank, as trustee. In the following discussion, we sometimes refer to the two indentures as the "indentures".

        This prospectus briefly outlines the provisions of the indentures. A copy of the senior indenture and the form of the subordinated indenture have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you should read the indentures for provisions that may be important to you. The indentures are substantially identical except for the subordination provision described below.

        We are a holding company and depend upon the earnings and cash flow of our subsidiaries to meet our obligations under the debt securities. Since the creditors of any of our subsidiaries would generally have a right to receive payment that is superior to our right to receive payment from the assets of that subsidiary, holders of our debt securities will be effectively subordinated to creditors of our subsidiaries. In addition, the Exchange Act and the New York Stock Exchange impose net capital requirements on some of our subsidiaries which limit their ability to pay dividends and make loans and advances to us.

        In the summary below, we have included references to section numbers of the indentures so that you can easily locate these provisions.

Issuances in Series

        The indentures do not limit the amount of debt we may issue. We may issue the debt securities in one or more series with the same or various maturities, at a price of 100% of their principal amount or at a premium or a discount. The debt securities will not be secured by any of our property or assets.

        The prospectus supplement relating to any series of debt securities being offered will contain the specific terms relating to the offering. These terms will include some or all of the following:

  •
  whether the debt securities are senior or subordinated;

  •
  the total principal amount of the debt securities;

  •
  the percentage of the principal amount at which the debt securities will be issued and whether the debt securities will be "original issue discount" securities for U.S. federal income tax purposes. If we issue original issue discount debt securities (securities that are issued at a substantial discount below their principal amount because they pay no interest or pay interest that is below market rates at the time of issuance), we will describe the special U.S. federal income tax and other considerations of a purchase of original issue discount debt securities in the applicable prospectus supplement;

  •
  the date or dates on which principal will be payable and whether the debt securities will be payable on demand by the holders on any date;

  •
  the manner in which we will calculate payments of principal, premium or interest and whether any payment will be fixed or based on an index or formula or the value of another security, commodity or other asset;

  •
  the interest payment dates;

  •
  optional or mandatory redemption terms;

  •
  authorized denominations, if other than $1,000 and integral multiples of $1,000;

  •
  the terms on which holders of the debt securities may or are required to convert or exchange these securities into or for our securities or securities of another entity and any specific terms relating to the conversion or exchange feature;

  •
  the currency in which the debt securities will be denominated or principal, premium or interest will be payable, if other than U.S. dollars;

  •
  whether the debt securities are to be issued as individual certificates to each holder or in the form of global certificates held by a depositary on behalf of holders;

  •
  information describing any book-entry features;

  •
  whether and under what circumstances we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and whether we can redeem the debt securities if we have to pay additional amounts;

  •
  the names and duties of any co-trustees, depositories, authenticating agents, paying agents, transfer agents or registrars for any series; and

  •
  any other terms consistent with the above.

Payment and Transfer

        We will issue debt securities only as registered securities, which means that the name of the holder will be entered in a register which will be kept by the trustee or another agent appointed by us. Unless we state otherwise in a prospectus supplement, we will make principal and interest payments at the office of the paying agent or agents we name in the prospectus supplement or by mailing a check to you at the address we have for you in the register.

        Unless we describe other procedures in a prospectus supplement, you will be able to transfer registered debt securities at the office of the transfer agent or agents we name in the prospectus supplement. You may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations.

        Neither we nor the trustee will impose any service charge for any transfer or exchange of a debt security; however, we may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

Book-Entry System

        We may issue debt securities under a book-entry system in the form of one or more global securities. We will register the global securities in the name of a depositary or its nominee and deposit the global securities with that depositary. Unless we state otherwise in the prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary if we use a depositary.

        DTC has advised us as follows:

  •
  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

  •
  DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.

  •
  DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC.

  •
  Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

        Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Since the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

        So long as the depositary or its nominee is the registered owner of a global security, we and the trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

        We will make all payments of principal, premium and interest on the debt securities to the depositary. We expect that the depositary will then credit participants' accounts proportionately with these payments on the payment date and that the participants will in turn credit their customers in accordance with their customary practices. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

        Global certificates are generally not transferable. We will issue physical certificates to beneficial owners of a global note if:

  •
  the depositary notifies us that it is unwilling or unable to continue as depositary and we do not appoint a successor within 90 days;

  •
  the depositary ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor within 90 days; or

  •
  we decide in our sole discretion that we do not want to have the debt securities of that series represented by global certificates.

Subordination

        When we use the term "senior indebtedness", we mean:

  •
  any money we have borrowed (other than money we owe to any of our subsidiaries);

  •
  any money borrowed by someone else where we have assumed or guaranteed their obligations, directly or indirectly;

  •
  any letters of credit and acceptances made by banks on our behalf; and

  •
  indebtedness that we have incurred or assumed in connection with the acquisition of any property.

        The subordinated indenture provides that we cannot:

  •
  make any payments of principal, premium or interest on the subordinated debt securities;

  •
  acquire any subordinated debt securities; or

  •
  defease any subordinated debt securities;

        if

  •
  any senior indebtedness in an aggregate principal amount of more than $50.0 million has become due either on maturity or as a result of acceleration or otherwise and the principal, premium and interest on that senior indebtedness has not yet been paid in full by us; or

  •
  we have defaulted in the payment of any principal, premium or interest on any senior indebtedness in an aggregate principal amount of more than $50.0 million at the time the payment was due, unless and until the payment default is cured by us or waived by the holders of the senior indebtedness.

        In addition, if there is a default on any senior indebtedness other than a default by us in the payment of principal, premium or interest and that default would allow the holders of the senior indebtedness to accelerate the senior indebtedness so that it would become immediately due and payable at that time or in the future, then we may not be allowed to make any payments of principal, premium or interest on the subordinated debt securities. In order for this to happen, the holders of a majority in principal amount of all the senior indebtedness have to so notify us and the trustee.

        However, if the senior indebtedness is not accelerated within 180 days after notice was given, then we will have to pay the holders of the subordinated debt securities all of the money that they would have been paid during the 180-day payment blockage period and resume making regular payments on the subordinated debt securities. Only one payment blockage period can commence in any 360-day period, even if we or the trustee receive more than one notice. A default that existed upon the commencement of one payment blockage period cannot be the reason for starting a second payment blockage period unless we cured (or the holders of the senior indebtedness waived) the original default for a period of at least 90 days.

        If we make any payment to the trustee or the holders of the subordinated debt securities when we were not supposed to make the payment because of a payment blockage period, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness to the extent of their claims.

        If we are liquidated, the holders of the senior indebtedness will be entitled to receive payment in full for principal, premium and interest on the senior indebtedness before the holders of subordinated debt securities receive any of our assets. As a result, holders of subordinated debt securities may receive a smaller proportion of our assets in bankruptcy or liquidation than holders of senior indebtedness.

        Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities, we will be in default on our obligations under the subordinated indenture if we do not make the payment when due. This means that the trustee and the holders of subordinated debt securities can take action against us, but they would not receive any money until the claims of the senior indebtedness have been fully satisfied.

        The subordinated indenture allows the holders of senior indebtedness to obtain specific performance of the subordination provisions from us or any holder of subordinated debt securities.

Consolidation, Merger or Sale

        We have agreed not to consolidate with or merge into any other person or convey or transfer all or substantially all of our properties and assets to any person, unless:

  •
  we are the continuing person; or

  •
  the successor expressly assumes by a supplemental indenture the due and punctual payment of the principal of and any premium and interest on all the debt securities and the performance of every covenant in the indenture that we would otherwise have to perform.

        Also, if we consolidate, merge or convey or transfer all or substantially all of our properties and assets and the successor is a non-U.S. entity, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences to outstanding debt securities or any debt securities issued thereafter.

        In either case, we will also have to deliver a certificate to the trustee stating that after giving effect to the merger there will not be any defaults under the applicable indenture and, if we are not the continuing person, an opinion of counsel stating that the merger and the supplemental indenture comply with these provisions and that the supplemental indenture is a legal, valid and binding obligation of the successor corporation. (Section 5.01)

Modification of the Indentures

        In general, our rights and obligations and the rights of the holders under the indentures may be modified if the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to it. However, Section 9.02 of each indenture provides that, unless each affected holder agrees, the amendment cannot:

  •
  make any adverse change to any payment term of a debt security such as extending the maturity date, extending the date on which we have to pay interest or make a sinking fund payment, reducing the interest rate, reducing the amount of principal we have to repay, changing the currency in which we have to make any payment of principal, premium or interest, modifying any redemption or repurchase right to the detriment of the holder, modifying any right to convert or exchange the debt securities for another security to the detriment of the holder, and impairing any right of a holder to bring suit for payment;

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  reduce the percentage of the aggregate principal amount of debt securities needed to make any amendment to the indenture or to waive any covenant or default;

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  waive any payment default; or

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  make any change to Section 9.02 of either indenture.

        However, if we and the trustee agree, we can amend the indentures without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder.

        In particular, if we and the trustee agree, we can amend the indentures without notifying any holders or seeking their consent to add a guarantee from a third party on our outstanding and future debt securities to be issued under the indenture.

Events of Default

        When we use the term "event of default" in the indentures, here are some examples of what we mean.

        Unless otherwise specified in a prospectus supplement, an event of default with respect to a series of debt securities occurs if:

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  we fail to pay the principal or any premium on any debt security of that series when due;

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  we fail to pay interest when due on any debt security of that series for 30 days;

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  we fail to perform any other covenant in the indenture and this failure continues for 60 days after we receive written notice of it from the trustee or from the holders of 25% in principal amount of the outstanding debt securities of such series;

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  a creditor commences involuntary bankruptcy, insolvency or similar proceedings against us or Credit Suisse First Boston LLC (or any successor to all or substantially all of its business), and we are unable to obtain a stay or a dismissal of that proceeding within 60 days; or

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  we or Credit Suisse First Boston LLC voluntarily seek relief under bankruptcy, insolvency or similar laws or a court enters an order for relief against us or Credit Suisse First Boston LLC under these laws.

        The supplemental indenture or the form of security for a particular series of debt securities may include additional events of default or changes to the events of default described above. For any additional or different events of default applicable to a particular series of debt securities, see the prospectus supplement relating to such series.

        The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders. By default we mean any event which is an event of default described above or would be an event of default but for the giving of notice or the passage of time. (Section 7.05)

        If an event of default occurs and continues, the trustee or the holders of the aggregate principal amount of the debt securities specified below may require us to repay immediately, or accelerate:

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  the entire principal of the debt securities of such series; or

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  if the debt securities are original issue discount securities, such portion of the principal as may be described in the applicable prospectus supplement. (Section 6.02)

        If the event of default occurs because we defaulted in a payment of principal or interest on the debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of that series can accelerate that series of debt securities. If the event of default occurs because we failed to perform any other covenant in the indenture or any covenant that we agreed to for the benefit of one or more series of debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of all series affected, voting as one class, can accelerate all of the affected series of debt securities. If the event of default occurs because we become involved in bankruptcy proceedings, then all of the debt securities under the indenture will be accelerated automatically. If the event of default occurs because we defaulted on some of our other indebtedness or because that indebtedness becomes accelerated as described above, then the trustee or the holders of at least 25% of the aggregate principal amount of the debt securities outstanding under the indenture, voting as one class, can accelerate all of the debt securities outstanding under the indenture. Therefore, except in the case of a default by us on a payment of principal or interest on the debt securities of your series or a default due to our bankruptcy or insolvency, it is possible that you may not be able to accelerate the debt securities of your series because of the failure of holders of other series to take action.

        The holders of a majority of the aggregate principal amount of the debt securities of all affected series, voting as one class, can rescind this accelerated payment requirement or waive any past default or event of default or allow us to not comply with any provision of the indenture. However, they cannot waive a default in payment of principal of, premium, if any, or interest on, any of the debt securities. (Section 6.04)

        Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. (Section 7.02) If they provide this reasonable indemnity, the holders of a majority in principal amount of all affected series of debt securities, voting as one class, may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities. (Section 6.05)

        We are not required to provide the trustee with any certificate or other document saying that we are in compliance with the indenture or that there are no defaults.

Defeasance

        When we use the term defeasance, we mean discharge from some or all of our obligations under the indentures. If we deposit with the trustee sufficient cash or U.S. government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at our option:

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  we will be discharged from our obligations with respect to the debt securities of such series; or

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  we will no longer be under any obligation to comply with the restrictive covenants contained in the indenture with respect to the debt securities of such series, and the events of default relating to failures to comply with covenants will no longer apply to us.

        If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Instead the holders will only be able to rely on the deposited funds or obligations for payment.

        We must deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes. We must also deliver a ruling to such effect received from or published by the Internal Revenue Service if we are discharged from our obligations with respect to the debt securities.

Concerning the Trustee

        JPMorgan Chase Bank has loaned money to us and certain of our subsidiaries and affiliates and provided other services to us and has acted as trustee under certain of our and our subsidiaries and affiliates' indentures in the past and may do so in the future as a part of its regular business.

Governing Law

        The laws of the State of New York will govern the indentures and the debt securities.

DESCRIPTION OF WARRANTS

General

        We may issue warrants, including warrants to purchase debt securities, as well as other types of warrants. Warrants may be issued independently or together with any debt securities and may be attached to or separate from such debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The forms of each of the warrant agreements have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. This prospectus briefly outlines certain general terms and provisions of the warrants we may issue. Further terms of the warrants and applicable warrant agreement will be set forth in the applicable prospectus supplement.

Warrants to Purchase Debt Securities

        The applicable prospectus supplement will describe the following terms of the warrants to purchase debt securities in respect of which this prospectus is being delivered:

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  the title of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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  the aggregate principal amount and terms of the debt securities purchasable upon exercise of such warrants;

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  the price at which and currency or currencies (including composite currencies) in which the debt securities purchasable upon exercise of such warrants may be purchased;

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  the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

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  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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  if applicable, the designation and terms of the debt securities with which such warrants are issued and the number of such warrants issued with each such debt security;

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  if applicable, the date on and after which such warrants and the related debt securities will be separately transferable;

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  information with respect to book-entry procedures, if any;

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  if applicable, a discussion of certain U.S. federal income tax considerations; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Other Warrants

        We may also issue other warrants to purchase or sell, on terms to be determined at the time of sale,

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  securities of any entity unaffiliated with us, a basket of such securities, an index or indices of such securities or any combination of the foregoing;

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  currencies or composite currencies; or

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  commodities.

        We may satisfy our obligations, if any, with respect to any such warrants by delivering the underlying securities, currencies or commodities or, in the case of underlying securities or commodities, the cash value thereof, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will describe the following terms of any such warrants in respect of which this prospectus is being delivered:

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  the title of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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  whether such warrants are put warrants or call warrants;

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  (a) the specific security, basket of securities, index or indices of securities or any combination of the foregoing and the amount thereof, (b) currencies or composite currencies or (c) commodities (and, in each case, the amount thereof or the method for determining the same) purchasable or saleable upon exercise of such warrants;

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  the purchase price at which and the currency or currencies (including composite currencies) with which such underlying securities, currencies or commodities may be purchased or sold upon such exercise (or the method of determining the same);

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  whether such exercise price may be paid in cash, by the exchange of any other security offered with such warrants or both and the method of such exercise;

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  whether the exercise of such warrants is to be settled in cash or by the delivery of the underlying securities or commodities or both;

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  the date on which the right to exercise such warrants will commence and when such right will expire;

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  if applicable, the minimum or maximum number of such warrants that may be exercised at any one time;

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  if applicable, the designation and terms of the securities with which such warrants are issued and the number of warrants issued with each such security;

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  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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  information with respect to book-entry procedures, if any;

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  if applicable, a discussion of certain U.S. federal income tax considerations; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

ERISA

        The Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes certain restrictions on employee benefit plans, including entities such as collective investment funds and separate accounts, that are subject to ERISA, which we refer to as ERISA Plans, and on persons who are fiduciaries with respect to such plans. In accordance with ERISA's general fiduciary requirements, a fiduciary with respect to any such plan who is considering the purchase of securities on behalf of such plan should determine whether such purchase is permitted under the governing plan documents and is prudent and appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio.

        Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, or the Code, prohibit certain transactions involving ERISA Plans or a plan, such as a Keogh plan or an individual retirement account, that is not subject to ERISA but is subject to Section 4975 of the Code, which together with ERISA Plans, we refer to as Plans, and certain persons, referred to as "parties in interest" under ERISA or "disqualified persons" under the Code having certain relationships with such Plans. We and certain of our subsidiaries, controlling shareholders and other affiliates may each be considered a "party in interest" or "disqualified person" with respect to many Plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if these securities are acquired by or with the assets of a Plan with respect to which one of these entities is a service provider, unless the securities are acquired pursuant to a statutory or an administrative exemption.

        The acquisition of the securities may be eligible for one of the exemptions noted below if the acquisition:

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  is made solely with the assets of a bank collective investment fund and satisfies the requirements and conditions of Prohibited Transaction Class Exemption, or PTCE, 91-38 issued by the Department of Labor;

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  is made solely with assets of an insurance company pooled separate account and satisfies the requirements and conditions of PTCE 90-1 issued by the Department of Labor;

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  is made solely with assets managed by a qualified professional asset manager and satisfies the requirements and conditions of PTCE 84-14 issued by the Department of Labor;

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  is made solely with assets of an insurance company general account and satisfies the requirements and conditions of PTCE 95-60 issued by the Department of Labor; or

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  is made solely with assets managed by an in-house asset manager and satisfies the requirements and conditions of PTCE 96-23 issued by the Department of Labor.

        Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to local, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Internal Revenue Code. Fiduciaries of any such plan should consult legal counsel before purchasing these securities.

        Under ERISA and the Code, the assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to that Plan or assets of an entity in which the Plan has invested. Thus, any insurance company proposing to invest assets of its general account in the securities should consider the extent to which such investment would be subject to the requirements of ERISA and the Code in light of the U.S. Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust Company and Savings Bank and the enactment of Section 401(c) of ERISA. In particular, such an insurance company should consider the retroactive and prospective exemptive relief granted by PTCE 95-60 and the regulations issued by the Department of Labor, 29 C.F.R. Section 2550.401c-1 (January 5, 2000).

        Please consult the applicable prospectus supplement for further information with respect to a particular offering.

PLAN OF DISTRIBUTION

        We may sell our securities through agents, underwriters, dealers or directly to purchasers.

        Agents who we designate may solicit offers to purchase our securities.

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  We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in our prospectus supplement.

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  Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

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  Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

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  We may use an underwriter or underwriters in the offer or sale of our securities.

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  If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

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  We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

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  The underwriters will use our prospectus supplement to sell our securities.

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  We may use a dealer to sell our securities.

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  If we use a dealer, we, as principal, will sell our securities to the dealer.

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  The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

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  We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

        If Credit Suisse First Boston LLC or our other broker-dealer subsidiaries or affiliates participate in the distribution of our securities, we will conduct the offering in accordance with the applicable provisions of Section 2720 of the National Association of Securities Dealers, Inc., or NASD, Conduct Rules.

        In compliance with NASD guidelines, the maximum commission or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

        We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

        We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our subsidiaries and affiliates, in the ordinary course of business.

        We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

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  If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

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  These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

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  We will indicate in our prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed contracts will be entitled to receive.

        Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse First Boston LLC, may use this prospectus and our prospectus supplements in connection with offers and sales of our securities in connection with market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse First Boston LLC, at prices that relate to the prevailing market prices of our securities at the time of the sale or otherwise. Any of our broker-dealer subsidiaries and affiliates, including Credit Suisse First Boston LLC, may act as principal or agent in these transactions. None of our broker-dealer subsidiaries and affiliates has any obligation to make a market in any of our offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

LEGAL MATTERS

        One of our Managing Directors and Counsel will pass upon the validity of our securities and certain other legal matters in connection with our offering of our securities. Cleary, Gottlieb, Steen & Hamilton, New York, New York, will pass upon certain legal matters for any agents or underwriters in connection with our offering of our securities. Cleary, Gottlieb, Steen & Hamilton provides legal services to us and our subsidiaries and affiliates from time to time.

EXPERTS

        We incorporate by reference into this prospectus and our registration statement our consolidated financial statements and financial statement schedule as of December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003 included in the Form 8-K dated March 31, 2004. We have relied on the report of KPMG LLP, independent registered public accounting firm, also incorporated by reference into this prospectus and our registration statement, and upon their authority as experts in accounting and auditing.

        The audit report covering the December 31, 2003 consolidated financial statements contains an explanatory paragraph that refers to a transaction accounted for in a manner similar to pooling-of-interests and to changes in accounting for variable interest entities, share-based compensation and presentation of segment information.

        With respect to the unaudited interim financial information for the periods ended March 31, 2004 and 2003, incorporated by reference herein, the independent accountants have reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in our quarterly report on Form 10-Q for the quarter ended March 31, 2004, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

Credit Suisse (USA), Inc.

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TABLE OF CONTENTS
SUMMARY
RISK FACTORS
CREDIT SUISSE (USA), INC.
USE OF PROCEEDS AND HEDGING
DESCRIPTION OF THE SECURITIES
THE S&P 500® INDEX
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
CERTAIN ERISA CONSIDERATIONS
UNDERWRITING
INCORPORATION BY REFERENCE
TABLE OF CONTENTS
DESCRIPTION OF NOTES
SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES
FOREIGN CURRENCY RISKS
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
EUROPEAN UNION DIRECTIVE ON TAXATION OF SAVINGS INCOME
PLAN OF DISTRIBUTION
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
Credit Suisse First Boston (USA), Inc. Eleven Madison Avenue New York, New York 10010 Attention: Corporate Secretary (212) 325-2000
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
CREDIT SUISSE FIRST BOSTON (USA), INC.
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
ERISA
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS